Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ]      Preliminary Proxy Statement
    [ ]      Confidential,  for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
    [X]      Definitive  Proxy Statement
    [ ]      Definitive  Additional Materials
    [ ]      Soliciting Material Pursuant to ss.  240.14a-11(c) or ss.240.14a-12

                         LITTLE PRINCE PRODUCTIONS, LTD.
                (Name of Registrant as Specified in Its Charter)


 -------------------------------------------------------------------------------


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-1l(c)(1)(ii),  14a-6(I)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

        1)    Title of each class of securities to which transaction applies:
        2)    Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)    Proposed maximum aggregate value of transaction:
        5)    Total fee paid:

[X]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:
        3)   Filing Party:
        4)   Date Filed:

Dear Shareholder:

         On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Little Prince Productions, Ltd. to be held at 38 South Audley Street, Mayfair, London W1Y 5DH, England on Thursday, February 29, 1996 at 9:30 a.m. local time.

         The Notice of Special Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

         Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

                                            Sincerely,


                                            /s/ Adrian P. Kirby
February 9, 1996                            ------------------------------------
                                            Adrian P. Kirby, Chairman, President
                                            and Chief Executive Officer

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be held February 29, 1996

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Meeting") of Little Prince Productions, Ltd. (the "Company") will be held at 38 South Audley Street, Mayfair, London W1Y 5DH, England on Thursday, February 29, 1996 at 9:30 a.m. local time, for the following purposes:

         1. To consider and vote upon a change in the Company's state of incorporation from New York to Colorado by means of a merger of the Company into Atlantic Industries, Inc., a newly organized Colorado corporation wholly owned by the Company.

         2. To consider and vote upon the terms of the merger agreement which provides for, among other things, a 10 for 1 reverse stock split and an increase in the number of authorized shares of the Company from 25,000,000 to 50,000,000.

         3. To consider, consent to and authorize the Board of Directors of the Company to sell the Company's interest in the common stock of its wholly owned subsidiary, LPPL Corp., a New York Corporation, to an independent third-party.

         4. To consider, consent to and authorize the Board of Directors of the Company to vote, as sole shareholder of LPPL Corp., to dissolve LPPL Corp.


         Although the Company's shareholders will have the opportunity to separately vote on proposals 1 through 4 above (collectively the "Proposals" and individually a "Proposal"), Proposals 1 and 2, and Proposals 3 and 4 are mutually contingent upon shareholder approval of each other. For example, if shareholders approve Proposal 1 but fail to approve Proposal 2, or approve Proposal 2 but fail to approve Proposal 1, neither Proposal 1 nor Proposal 2 will be adopted. The same result will occur in the event the Shareholders approve Proposal 3 but fail to approve Proposal 4; or approve Proposal 4 but fail to approve Proposal 3.

         Only shareholders of record at the close of business on Wednesday, February 7, 1996 are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

         You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your Proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the Proxy Statement.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE
       COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                     PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

                                        By Order of the Board of Directors


                                        /s/ Adrian P. Kirby
                                        ----------------------------------------
                                        Adrian P. Kirby, Chairman, President and
                                        Chief Executive Officer
Dated:  February 9, 1996

                         LITTLE PRINCE PRODUCTIONS, LTD.

                             38 South Audley Street
                                 Mayfair, London
                                 England W1Y 5DH

     -----------------------------------------------------------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                          To be held February 29, 1996

     -----------------------------------------------------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of the Little Prince Productions, Ltd. (the "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company to be held at 38 South Audley Street, Mayfair, London W1Y 5DH, England on Thursday, February 29, 1996 at 9:30 a.m. local time, and at any and all postponements or adjournments thereof (collectively referred to herein as the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Special Meeting will be first mailed or given to the Company's shareholders on or about February 9, 1996.

         Because many of the Company's shareholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed Proxy card; and (iii) sign, date and return the Proxy card by mail in the postage-paid, return addressed envelope provided for that purpose.

         All shares of the Company's $.01 par value common stock (the "Common Stock" or the "Shares"), represented by properly executed and valid Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, Shares represented by the Proxies will be voted for the Proposals (as defined below) set forth on the Proxy. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the shareholder's name and must be received prior to the Meeting to be effective.

                                     VOTING

         Only persons holding Shares of record at the close of business on Wednesday, February 7, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date there were 24,999,236 Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the Company's shareholders at the Meeting. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

         An affirmative vote of two-thirds of the total Shares outstanding is required to: (i) change the Company's state of incorporation from New York to Colorado by means of a merger of the Company into Atlantic Industries, Inc., a newly organized Colorado corporation wholly owned by the Company ("Proposal 1");
(ii) approve the terms of the merger agreement which provides for, among other things, a 10 for 1 reverse stock split and an increase in the number of authorized shares of the Company to 50,000,000 ("Proposal 2"); (iii) consent to and authorize the

Board to sell the Company's interest in the common stock of its wholly owned subsidiary, LPPL Corp., a New York Corporation, to an independent third-party ("Proposal 3"); and (iv) consent to and authorize the Board to vote, as sole shareholder of LPPL Corp., to dissolve LPPL Corp. ("Proposal 4").

         Although the Company's shareholders will have the opportunity to separately vote on proposals 1 through 4 above (collectively the "Proposals" and individually a "Proposal"), Proposals 1 and 2, and Proposals 3 and 4 are mutually contingent upon shareholder approval of each other. For example, if shareholders approve Proposal 1 but fail to approve Proposal 2, or approve Proposal 2 but fail to approve Proposal 1, neither Proposal 1 nor Proposal 2 will be adopted. The same result will occur in the event the shareholders approve Proposal 3 but fail to approve Proposal 4; or approve Proposal 4 but fail to approve Proposal 3.

         Those Shares present, in person or by proxy, including Shares as to which authority to vote on any proposal is withheld, Shares abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum. Each will be tabulated separately.

         Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Accordingly, an abstention on any of the Proposals will have the same legal effect as a vote against such Proposal, while broker non-votes will have no effect.

         Votes cast by Proxy will be tabulated by Peter N. Chapman, Treasurer and Secretary of the Company. Votes cast by Proxy or in person at the Meeting will be counted by the independent persons appointed by the Company to act as election inspectors for the Meeting.

           GENERAL OVERVIEW, BACKGROUND AND REASONS FOR THE PROPOSALS

General

         On November 16, 1992 (the "Acquisition Date"), the Company acquired and became the successor to Tyne River Properties, plc, an English company ("TRP") through a "Reverse Acquisition" pursuant to which the shareholders of TRP acquired an aggregate of 11,899,236 shares of Common Stock, in exchange for all of the issued and outstanding capital stock of TRP.

         Following the Acquisition Date, the Company's business activities were intended to be conducted in three separate segments, with TRP's proposed real estate acquisition and investment operations constituting the Company's principal business and the theatrical production operations of LPPL Corp. constituting a smaller, but continuing area of operations. Certain real estate development projects and operations, owned and conducted by TRP at the Acquisition Date, were intended to constitute a third segment which was to be phased out as promptly as practicable through the completion and/or disposition of all such projects. Through and until March 29, 1994 the Company conducted or attempted to initiate operations in these three segments in accordance with such intentions by: (a) attempting to obtain financing, through public or private sales of Common Stock, for its proposed real estate acquisition and investment business; (b) endeavoring to complete and/or dispose of its real estate development projects on favorable terms; and (c) continuing its operations in the field of theatrical production through its wholly owned subsidiary LPPL Corp. Ultimately, however, the Company was unable to raise any financing with which to commence its proposed real estate investment business. In addition, the Company was forced by unforeseen circumstances to divest itself of all of its real estate development projects rendering TRP insolvent by early 1994. These events led to the Company's sale of TRP in March of 1994, at a substantial loss, to Bravecorp Limited, a United Kingdom company wholly owned by Riparian Investments Limited and an affiliate of Riparian Securities Limited ("RSL"), and ultimately led to the Company entering into the RSL Agreement (discussed below and in greater detail under "CHANGE IN CONTROL").

         On August 22, 1994, the Company's then current management, in an effort to improve the Company's business prospects, entered into an agreement with RSL (the "RSL Agreement"). RSL originally entered into the RSL Agreement with the intention of arranging, within six months, for the Company to acquire through the issuance of large blocks of Common Stock sufficient investment properties and related business activities to enable the Company to satisfy the minimum financial criteria for inclusion in the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). Such acquisitions were originally intended to consist of commercial properties, located in the London area, preferably untenanted or under tenanted, the values of which could be enhanced by Company though the installation of suitable tenants obtained for such properties by the Company. Due the circumstances discussed below, the Company has been unable to effectuate RSL's original intentions.

Circumstances Resulting in Delay

         Upon consummation of the RSL Agreement and related transactions, the Company lacked a sufficient amount of authorized but unissued Shares to acquire suitable investment properties (the Company had, and still only has, a total of 764 authorized but unissued Shares). In order to increase the number of authorized Shares, the Company needed to amend its Certificate of Incorporation, which in turn required holding a shareholders meeting and distributing a proxy statement soliciting the approval of the Company's shareholders owning a majority of the Shares outstanding. In order to distribute the proxy statement, however, the Company first had to prepare and file its past and currently due annual reports on Forms 10-K and quarterly reports on Forms 10-Q with the Securities and Exchange Commission (the "Commission"). During the past year the Company worked on achieving this goal and on preparing this Proxy Statement. At the time this Proxy Statement is distributed, the Company will be current in its filings with the Commission.

         Although the foregoing circumstances increased the period of time required to implement RSL's original intentions, with certain exceptions, the Board's business plan has not materially changed from that originally contemplated by RSL.

The Company's Business Plan

         The Company has expanded its business plan to encompass the potential acquisition of service or manufacturing businesses, as well as commercial real estate properties for equity in the Company. In addition, although the Company previously intended that the Company operate its theatrical production activities as a separate business segment and originally intended that LPPL Corp. would increasingly constitute a less significant part of the Company's business, the Board has determined that the dissolution or sale of LPPL Corp. at this time would be in the best interest of the Company (see "PROPOSAL NO. 3 AND PROPOSAL NO 4-Reasons for the LPPL Transactions" for a description of the Board's basis for this determination).

         To the extent the Company's shareholders approve Proposals 1 and 2 (the "Reincorporation Proposals"), the Company's current acquisition strategy involves the possibility of acquiring, in exchange for Common Stock, existing businesses that management believes will offer the opportunity of sound sustainable earnings with the potential for growth. Such acquisitions may result in the merger of another corporation into the Company in return for Common Stock (which may not require shareholder approval) or the merger of the Company into another entity. The Board, however, does not intend to merge the Company into another entity which, in any event, would require approval of the Company's shareholders.

         The Company also does not intend to seek investments that involve a high degree of dependence on specialized skills or market conditions or which will be at risk from rapid changes in market conditions or from technological change. All potential acquisitions will be analyzed in depth by the executive officers of the Company and approved by the Board. Advice from independent advisors will be sought as deemed appropriate by the executive officers.

         In evaluating potential investments, the Company will consider, among other factors: (a) the current anticipated cash flows and their ability to meet operational needs and provide a competitive market return on the equity invested; (b) the potential for capital appreciation; (c) the geographical area and location of the business and/or property (which businesses or properties may be located in the United Kingdom, the United States or elsewhere); (d) the ability to increase cash flow through a capable management; (e) the capability of existing management; (f) the market positions and relative strengths of the business related to its competitors; (g) the general economic growth and tax and regulatory environment of the communities in which the business operates; and
(h) the prospects for liquidity, through sale, financing or refinancing.

         The Company further intends to keep debt to conservative levels relative to equity with regard to both mature investments and new acquisitions. The Company also may raise funds by selling Common Stock in public or private transactions. The Company's shareholders do not and will not have any preemptive rights with respect to any additional Common Stock issued. Moreover, there can be no assurance that the Company will be able to raise any funds through the sale of Common Stock.

         In accordance with their fiduciary duties to the Company and its shareholders, the Board may determine that a change from the Company's current investment strategies and policies is in the best interest of the Company and its shareholders and shareholder approval will not be necessary for a change in the Company's investment policies. Although the Company currently does not anticipate such a change, should the Board deem it advisable, changes will be made. Alternative methods of financing, which could be adopted by the Board in the future, could include the issuance, in public or private transactions, of up to 10,000,000 shares of preferred stock (authorized for issuance under Proposal
2) in addition to short, intermediate or long-term borrowings, on a secured or unsecured basis. Such borrowings could be in the form of bank borrowings, including unsecured borrowings or borrowings secured on the Company's then existing assets and/or assets being acquired with borrowed funds. Borrowings could also be made by the Company by way of the issuance of senior or subordinated notes or debentures, including notes or debentures convertible into shares of Common Stock. The Company may also combine any of the above financing methods. The bylaws of the Company do not require the Board to review the Company's investment policies at any specific interval to determine whether such policies are being followed.

         As of the date hereof, the Company has no present understanding, arrangement or contractual commitment respecting the acquisition of, or the sale of Common Stock to, any specific individual, entity and/or property.

Reasons for Proposals 1, 2, 3 and 4

         The Board does not believe that it has the ability to raise adequate resources from its existing revenue operations. The Board believes that the Reincorporation Proposals and Proposals 3 and 4 (the "LPPL Proposals") will allow the Board to benefit from increased flexibility and certainty in regard to its corporate affairs and offer the Company the best chance of becoming profitable in the future. Although the Board can give no assurance that any of the perceived benefits of the Reincorporation Proposals or the LPPL Proposals discussed herein will materialize, the Board believes that the most significant advantages will be as follows:

         o Provide the Company with the ability to carry out its business plan through the issuance of additional shares of Common Stock to acquire suitable companies and obtain additional funds through the sale of Common Stock in private or public transactions;

         o Provide the Board with increased flexibility for corporate transactions through the ability to issue additional shares of Common Stock or preferred stock;

         o Provide the Board with greater certainty in regard to its corporate affairs through the reincorporation of the Company in Colorado;

         o        Result in an increase in the book value per Share;

         o Ultimately enable the Company to become profitable and potentially qualify the Common Stock for listing on the NASDAQ SmallCap Market, thus providing the Company's shareholders a more efficient means of selling their currently illiquid investment; and

         o Increase the Company's financial position and the ability of the Company's management to focus its activities on the acquisition of suitable businesses, through the sale or dissolution of LPPL Corp.

         In considering the Reincorporation Proposals and the LPPL Proposals the Board also realized that there were certain disadvantages associated therewith, including, without limitation:

         o The change in the state of the Company's state of incorporation will decrease the shareholder vote required for certain acquisitions from two-thirds to a majority of the total shares outstanding.

         o The increase in the number of authorized shares (50,000,000) in conjunction with the decrease in the total number of shares outstanding (due to the 10 to 1 exchange ratio) may result in a substantial dilution in the voting power of the Company's current shareholders and in the book value per share;

          o The ability of the Board to issue additional Shares without shareholder approval could be used by the Board to defeat certain transactions potentially beneficial to shareholders (such as a hostile tender offer at a substantial premium);

         o There is no guarantee that the Company will be able to locate suitable businesses to acquire or investors interested in purchasing the Common Stock;

         o The sale or dissolution of LPPL Corp. would result in the loss of the Company's only form of revenue resulting in the Company constituting a shell corporation. To the extent the Reincorporation Proposals are not approved, the Company would essentially be left without any means to derive revenue in the future. The same result would occur if the Reincorporation Proposals are approved, but the Company is unable to locate potential business for acquisition;

         o The issuance of additional shares of Common Stock may cause further changes in the control of the Company and its management; and

         o The issuance by the Company of preferred stock or senior or subordinated notes or debentures to finance any acquisitions would result in the creation of creditors of the Company having rights which are senior to those of the shareholders owning Common Stock.

         Despite these potential disadvantages, the Board believes the Reincorporation Proposals and the LPPL Proposals to be in the best interests of the Company. In view of the Company's current financial condition (see "INDEX TO FINANCIAL STATEMENTS"), management believes that the Proposals described herein could lead to a material improvement in the Company's financial conditions and prospects. Accordingly, the Board strongly recommends that the Company's shareholders vote "FOR" the Reincorporation Proposals and the LPPL Proposals. To the extent the Reincorporation Proposals are not approved, the Board may consider requesting a shareholder vote on the dissolution of the Company, an option not previously considered by the Board.

                        PROPOSAL NO. 1 AND PROPOSAL NO. 2

                                    OVERVIEW
General

         The Board has approved the Reincorporation Proposals and unanimously recommends their approval by the Company's shareholders. If either Proposal 1 or Proposal 2 is not approved by two-thirds of the total Shares outstanding, neither Proposal 1 nor Proposal 2 will be adopted. The Company's officers and directors, who together hold 26.3% of the Common Stock, have indicated that they intend to vote "FOR" the Reincorporation Proposals.

         If approved, the Reincorporation Proposals, will result in a change in the Company's state of incorporation from New York to Colorado pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for the merger (the "Merger") of the Company, a New York corporation, with and into Atlantic Industries, Inc., a newly formed Colorado corporation wholly owned by the Company ("Atlantic"). Atlantic was organized to facilitate the Reincorporation Proposals, and currently does not conduct any business. Atlantic's principal executive officers will be located at 38 South Audley Street, Mayfair, London W1Y 5DH, England.

         If the shareholders approve the Reincorporation Proposals, Atlantic will be the surviving corporation (the "Surviving Corporation") in the merger. The principal effect of the Reincorporation Proposals will be to (i) change the law applicable to the Company's corporate affairs from the New York Business Corporation Law ("New York Law") to the Colorado Business Corporation Act ("Colorado Law"), (ii) reduce the number of Shares issued and outstanding, and
(iii) increase the number of Shares authorized for issuance. The approval of the Reincorporation Proposals will not result in any change in the business, management, location of principal executive offices, assets, liabilities or net worth of the Company. By operation of law, at the effective date of the Merger, all assets, property, rights, liabilities and obligations of the Company will be transferred to and assumed by Atlantic.

         The following discussion summarizes certain aspects of the Reincorporation Proposals, including certain material differences between New York Law and Colorado Law. This summary does not purport to be a complete description of the Reincorporation Proposals or the differences between shareholders' rights under New York Law and Colorado Law and is qualified by reference to (a) the Merger Agreement between the Company and Atlantic attached hereto as Appendix A; (b) the Articles of Incorporation of Atlantic (the "New Articles") attached hereto as Appendix B; and (c) the Bylaws of Atlantic (the "New Bylaws") attached hereto as Appendix C. Copies of the Company's current Certificate of Incorporation, as amended (the "Present Certificate") and current Amended Bylaws (the "Present Bylaws") are available for inspection at the Company's executive office and copies will be sent to shareholders, without charge, upon request.

         Approval of the Reincorporation Proposals by the Company's shareholders will constitute approval of the Merger, the Merger Agreement, the New Articles and the New Bylaws, as well as other matters included in the Reincorporation Proposals and described in this Proxy Statement. In accordance with the terms of the Merger Agreement, the New Articles and the New Bylaws will replace the Present Certificate and Present Bylaws as the charter documents affecting corporate governance and shareholders' rights. For a description of the differences between the Present Certificate and Present Bylaws and the New Articles and New Bylaws, see "PROPOSAL 1-Comparison of New York Law and Colorado Law" and "PROPOSAL 2-Certain Charter Document Provisions." In addition, there are certain material differences between New York Law and Colorado Law, including certain differences in shareholders' rights. See "PROPOSALS 1-Comparison of New York Law and Colorado Law" and "PROPOSAL 2-Certain Charter Document Provisions."

         The approval of the Reincorporation Proposals will affect certain rights of shareholders. Accordingly, shareholders are urged to read carefully this Proxy Statement and the appendices hereto. Shareholders of the Company whose shares are not voted in favor of the Reincorporation Proposals will be eligible to take additional steps to obtain statutory dissenter's rights. See "PROPOSAL 2-Rights of Dissenting Shareholders" and "Appendix D."

                                 PROPOSAL NO. 1

                  CHANGE IN STATE OF INCORPORATION TO COLORADO

Reason for Change in State of Incorporation

         General. As more fully discussed under "PROPOSAL NO. 3 AND PROPOSAL NO. 4-Background," the Company was originally incorporated in New York in order to maximize its rights to the literary work entitled "The Little Prince." Upon consummation of the Reverse Acquisition, the Company transferred its theatrical operations to the its wholly owned subsidiary LPPL Corp. The Company's only current contacts with the State of New York arise through its wholly owned interest in LPPL Corp. If the shareholders approve the LPPL Proposals, the Company's current indirect contact with New York will no longer exist. In any event, the Company currently has neither significant business operations in New York nor other special contacts in New York apart from its historical status as a New York Corporation.

         Because of the Company's minimal contacts with New York and because the Company must obtain shareholder approval in order to increase the number of authorized shares of Common Stock, the Board believes that this would be an opportune time to reincorporate the Company in a state that has more comprehensive, modern and flexible corporation laws. For a corporation that does business in only one state, it is usually impractical to be incorporated in any state other than that state. Because the Company does not currently contemplate doing business in any single state or country, the Board's decision to reincorporate in Colorado was the result of other considerations as discussed below. In addition, although the Company's executive offices are located in London, England, the Board believes that a domestic corporation is looked on more favorably by investors and therefore has a greater ability to finance its activities in the United States capital markets than a foreign corporation. Accordingly, the Board believes it is in the Company's best interest to remain a domestic corporation.

         Reasons for Selecting Colorado. The Board originally viewed the possibility of reincorporating in Delaware which, in addition to having modern and flexible corporation laws, has developed a substantial body of case law construing Delaware law and establishing public policies with respect to Delaware corporations. Reincorporating in Delaware, however, would have resulted in an initial filing fee of approximately $190,000 (due to the number of Shares that are expected to be authorized for issuance under the New Articles). The Board subsequently elected to reincorporate the Company in Colorado, which has an initial filing fee of $50.00 and is the state in which the Company's current legal counsel is located.

         In recent years Colorado has followed a policy of encouraging incorporation in that state and in furtherance of that policy adopted the Colorado Business Corporation Act-comprehensive, modern and flexible corporation laws-that became effective July 1, 1994. The Board believes that reincorporation in Colorado will provide the Company with greater flexibility and predictability with respect to its corporate affairs. The Board believes predictability will be enhanced due to (i) the familiarity of the Company's current counsel with Colorado Law; (ii) the fact Colorado Law is modeled after the Model Business Corporation Act (for which substantial secondary materials interpreting its provisions exist) and (iii) the prior reliance by Colorado courts on Delaware case law (for which, as described above, a substantial body of case law exists) in interpreting Colorado corporate law issues. Colorado Law also provides the Board with greater flexibility in carrying out its business plan as it requires only a majority, rather than a two-thirds, vote of the outstanding shares in order to approve certain acquisitions and no shareholder vote in certain circumstances.

         The Company also believes that reincorporating in Colorado will reduce certain portions of its operating expenses. For example, in the event the Company becomes profitable in the future, corporate franchise taxes in New York (for a corporation similar to the Company) are calculated based on (A) the greater of (i) 8% of the

Company's entire net income base; (ii) 1.78 mills per dollar of business and investment capital; (iii) 3.5% of the Company's minimum taxable income base; or
(iv) $325 if a corporation has a gross payroll of less than $1,000 up to a maximum of $1,500; plus (B) .9 mill for each dollar of the portion of the taxpayer's subsidiary capital allocated within the state. Colorado does not impose a "franchise tax" per se, rather it imposes a fee equal to $25.00 on the filing of a corporation's corporate report every two years. In addition, legal fees charged by midwestern law firms are generally substantially less than those charged by law firms based in New York. For example, the normal hourly rate previously paid to the Company's New York counsel was approximately $250, while the normal hourly rate paid to the Company's current counsel is $100, which rate, however, will likely increase $10 per year over the next five years. As a substantial portion of the Company's expenses for the current fiscal year were legal and accounting expenses, any decrease in such costs will materially benefit the Company in the short term, although such expenses will have less of an impact in future years to the extent the Company becomes profitable.

         Although Proposal 1 provides the Board with greater flexibility, this flexibility will decrease the shareholder vote required for certain acquisitions from two-thirds to a majority of the total shares outstanding and, in the event additional Shares are issued, may result in a substantial dilution in the voting power of the Company's current shareholders. These disadvantages could make it substantially more difficult for the Company's shareholders to defeat certain transactions to which they are opposed. The Board nevertheless believes that the reincorporation of the Company in Colorado will result in a reduction in costs and provide the Board and the Company's management with the necessary flexibility and predictability in the Company's affairs needed to make a material improvement in the Company's finances.

Comparison of New York Law and Colorado Law

         It is impractical to summarize all of the differences between New York and Colorado corporate law in this Proxy Statement, however, all differences between New York Law and Colorado Law that could materially affect the rights of the Company's shareholders, not elsewhere discussed, are discussed below:

         Classification of the Board of Directors. New York Law permits a classified board with as many as four classes but forbids fewer than three directors in any class. The Present Certificate and Present Bylaws do not provide for a classified board. Unless otherwise provided in the certificate of incorporation or bylaws, directors can be removed only for cause. The Present Bylaws provide that the Company's shareholders can remove a director with or without cause.

         Colorado Law permits, but does not require, the adoption of a classified board of directors pursuant to which the directors can be divided into as many as three classes, with staggered terms of office and with only one class of directors coming up for election each year. Unless otherwise provided for in the articles of incorporation, Colorado Law provides that directors who serve on a classified board can be removed with or without cause. The New
Articles do not provide for such a classified board and do not contradict the statute with regard to removal.
See "PROPOSAL 2-Certain Charter Document Provisions-Number of Directors."

         Shareholder Vote for Mergers: Anti-takeover Provisions. As discussed above under "GENERAL OVERVIEW, BACKGROUND AND REASONS FOR THE PROPOSALS-Reasons for Proposals 1, 2, 3 and 4," Colorado Law differs from New York Law in a number of material respects in regard to mergers and other corporate reorganizations.

         New York Law requires that a plan of merger or disposition of all or substantially all assets not in the usual or regular course of business be approved by the holders of two-thirds of all outstanding shares entitled to vote.

         Under Colorado Law, holders of only a majority of all outstanding shares entitled to vote must approve a merger or disposition of all or substantially all assets. Due to the decrease in the vote required to approve such transactions, combined with the potential substantial increase in the number of Shares issued and outstanding after the Merger, the power of the Company's current shareholders to defeat a proposal they deem unfavorable may be substantially diminished. Furthermore, Colorado Law does not require a shareholder vote of the surviving corporation in a merger if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each outstanding share of the surviving corporation before the merger is unchanged, and (c) the number of voting shares to be issued by the surviving corporation in the merger does not exceed 20% of the voting shares outstanding of the surviving corporation immediately prior to the merger. Although the Company has no current intention of doing so, as a result of this provision the Company could, in the future, merge with another company, with the Company being the surviving corporation, without shareholder approval. This provision does not, however, allow the Company to enter into a merger agreement that would directly affect the rights of its current shareholders without their approval.

         Colorado Law also specifies that if a corporation is entitled to vote on the sale or disposition of all, or substantially all, of the property of another entity it controls, and if the shares held by the corporation in such other entity constitute all, or substantially all, of the property of the corporation, then the corporation shall consent to such transaction only if the board of directors proposes and the shareholders approve, by a majority of all votes entitled to be cast on the transaction, the giving of such consent.

         As discussed under "PROPOSAL NO. 3 AND PROPOSAL NO. 4-General," New York Law does not contain such a provision.

         New York Law contains certain anti-takeover provisions that prohibit any "business combination" between a "domestic corporation" and an "interested shareholder" for five years after the date that the interested shareholder became an interested shareholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. After five years, such a business combination is permitted only if
(i) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested shareholder or (ii) certain statutory fair price requirements are met. An "interested shareholder" is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of the corporation. New York Law defines a "domestic corporation" as any corporation that (x) is incorporated in New York and (y) has its principal executive offices and significant business operations in New York or has at least 250 or 25% of its employees in New York (including employees of its 80% subsidiaries) and (z) has at least 10% of its stock beneficially owned by New York residents. The Company is not currently a New York "domestic corporation" under this definition. Accordingly, these anti-takeover provisions do not apply to the Company.

         Colorado Law contains no such anti-takeover provisions.

         Voting Groups. Colorado Law allows (and the New Bylaws provide) a corporation to decrease the number of votes required for a quorum at a shareholders meeting from a majority to one-third of the votes entitled to be cast by a voting group (as defined below). New York Law also allows a corporation to decrease the requisite percentage to one-third, although the Present Bylaws require a majority of all outstanding shares to be present. The term "voting group" is a term of art not used as such under New York Law, which generally means all shares which are entitled to vote and be counted collectively with respect to a matter. For example, under the Present Certificate and Present Bylaws, a "voting group" would constitute the holders of the Common Stock. A voting group is thus the basic unit of collective voting at a shareholders' meeting, and voting by voting groups may provide essential protection to one or more classes or series of shares against actions that are detrimental to such interests or class (for example, the decrease in a preferred dividend to holders of preferred shares in the event Atlantic issued such shares in the future). The determination of which shares form part of a single group, in general, must be defined by the articles of incorporation, The New Articles contain no such designation, however, to the extent the Board in the future issues Atlantic Preferred Stock (as defined below) the holders of such shares would likely constitute a voting group with respect to certain matters.

         Issuance of Options or Rights to Directors, Officers and Employees. New York Law requires that the issuance of any rights or options to directors, officers or employees of a corporation, as an incentive to service or continued service with the corporation, be approved by the holders of a majority of all outstanding shares entitled to vote or be authorized by a plan adopted by the shareholders by similar vote. Colorado Law contains no such restrictions. Accordingly, the Board could issue itself (in accordance with its fiduciary duties to the Company and its shareholders) options and rights to purchase the Common Stock without shareholder approval. In order to avoid liability under the securities laws and additional taxes imposed by the Internal Revenue Code of 1986, however, in almost all cases such options and grants would be made pursuant to a plan approved by the holders of a majority of the outstanding shares of Common Stock.

         Number of Directors. Under New York Law, provided that the number of directors be not less than three, any higher number may be fixed by the bylaws or by action of the shareholders or by the board of directors under specific provisions of the bylaws adopted by the shareholders. The Present Bylaws allow either the Board, by majority vote, or the shareholders to increase or decrease the number of directors. Under Colorado Law, a board of directors may fix or change the authorized number of directors pursuant to a provision of the bylaws. The power to do so is specifically recognized in the New Bylaws.

         Inspection of Shareholders' List. With respect to the inspection of shareholder's lists, New York Law provides a right of inspection to any person who shall have been a shareholder for at least six months immediately preceding his or her demand or any person holding at least 5% of a class of outstanding shares on at least five days written demand. Under New York Law, a corporation has certain rights calculated to assure itself that the demand for inspection is not for a purpose or interest other than that of the corporation.

         Colorado Law provides a right of inspection to any person who shall have been a shareholder for at least three months immediately preceding the demand or any person holding at least 5% of a class of outstanding shares for a purpose reasonably related to such person's interest as a shareholder and, during the 10 days preceding the shareholder's meeting, for any purpose.

         Payment of Dividends. Under New York Law dividends may be declared and distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (a) disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

         Under Colorado Law all distributions of funds with respect to a corporation's shares, whether as dividends, redemptions, repurchase of shares or otherwise, may be made if, after such distribution, (i) the corporation can pay its debts as they presently become due in the usual course of business, and (ii) the corporation's total assets are not less than the sum of its total liabilities, plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, on dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

Vote Required and Management Recommendation

         Both Proposal 1 and Proposal 2 must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding Shares in order for Proposal 1 to be adopted. If such a vote is not obtained, then the Company will remain incorporated in New York and the Merger Agreement will be terminated.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO APPROVE THE CHANGE IN THE STATE OF THE COMPANY'S INCORPORATION TO COLORADO

                                 PROPOSAL NO. 2

                          TERMS OF THE MERGER AGREEMENT


Principal Reasons for the Terms of the Merger Agreement

         As discussed above under "GENERAL OVERVIEW, BACKGROUND AND REASONS FOR THE PROPOSALS" the Board is requesting that the Company's shareholders vote to approve the terms of the Merger Agreement in order to provide the Board a sufficient amount of Common Stock and preferred stock to acquire existing businesses that management believes will offer the opportunity of sound sustainable earnings with the potential for growth.

         The Board also believes that the current low market price per share may impair the marketability of the Stock to institutional investors who often have restrictions on the price levels of stocks in which the institution is permitted to invest. Furthermore, in part due to Rule 15g-9 (discussed below), many brokerage firms are reluctant to recommend or sell lower priced stocks to their clients because of perceived risk and low commissions or, in the alternative, extremely high commissions relative to the sales price of the stock. Certain broker dealers, as a matter of policy, will not extend margin account credit on low priced stocks; on the other hand, certain investors are attracted to low priced stock because of its potential for appreciation. The Board believes that the Company's low per share price creates a negative impression in the market with respect to the Company and creates additional barriers to increasing the value of the Shares.

         The Board believes that decreasing the total number of shares outstanding may have a positive effect on the price of the Common Stock. This is the principal purpose for the 10 to 1 Exchange Ratio (defined below). The Board's eventual goal is to have the Common Stock listed on the NASDAQ SmallCap Market, which, in addition to other requirements, requires a minimum price of $3.00 per share.

         The Company's common stock, $.01 par value, is traded in the over-the-counter market under the symbol "LTLP." Because the Company did not meet the revised financial criteria for continued inclusion in NASDAQ, it was delisted therefrom, effective May 27, 1992. Since such date, the Common Stock has been quoted on the OTC Bulletin Board, however, since April 1, 1994, there has been so little trading activity in the Common Stock that no bids are shown for the quarters subsequent thereto (see Footnote 2 to the Table, below).

         The following table sets forth representative high and low closing bid prices by calendar quarters as reported by the National Quotation Bureau and the OTC Bulletin Board from January 1, 1993 through March 31, 1995(2). Bid quotations represent prices between dealers, do not include retail mark-ups, mark-downs or other fees or commissions, and do not necessarily represent actual transactions.

                                                Bid Prices
                                        -------------------------
Calendar Quarter Ended                  High Bid          Low Bid
----------------------                  --------          -------

March 31, 1993                          5/16              1/16
June 30, 1993                           1/8               1/16
September 30, 1993                      1/8               1/8
December 31, 1993                       1/8               .01(1)
March 31, 1994                          3/8               .10(1)
June 30, 1994                           N/A(2)            N/A(2)
September 30, 1994                      N/A(2)            N/A(2)
December 31, 1994                       N/A(2)            N/A(2)
March 31, 1995                          N/A(2)            N/A(2)
June 30, 1995                           N/A(2)            N/A(2)
September 30, 1995                      N/A(2)            N/A(2)
December 31, 1995                       N/A(2)            N/A(2)
---------------
(1) As reported by the National Quotation Bureau
(2) Management has been advised by the National Association of Securities Dealers, Inc. that no dealer submitted bid prices for registrant's stock from April 1, 1994 through December 31, 1995.


         Potential Disadvantages. If and/or when the Company is able to meet the other financial requirements imposed for listing on the NASDAQ SmallCap Market (discussed below), the Company will likely have issued a substantial amount of additional Shares reducing the initial effect of the Exchange Ratio. In addition, the ability of a market to develop in the Common Stock may also be effected by the regulatory requirements imposed by Rule 15g-9 of the Securities Exchange Act of 1934, as amended.

         Rule 15g-9 applies to penny stocks which, like the Common Stock, are low-priced over-the-counter securities. Rule 15g-9 generally makes it unlawful for a broker or dealer to sell any penny stock or effect the purchase of such stock without meeting the following requirements: (i) prior to the transaction the broker or dealer must have approved the person's account for transactions in penny stocks and have received a written agreement containing the identity and quantity of penny stocks to be purchased; and (ii) in order to approve a persons account a broker or dealer must first determine the suitability of that customer to engage in such transactions and then deliver to that person a written statement setting forth the basis on which the broker or dealer found the transaction suitable. As a result, broker-dealers are less likely to make a market for or find prospective purchases for the Common Stock. This in turn makes it more difficult for a market to develop in the Common Stock; adversely impacting the Company's ability to raise equity financing.

         As a result, there can be no assurance that the Exchange Ratio will achieve the desired results outlined above, nor can there be any assurance that price per share immediately after the Exchange Ratio will increase proportionately with the Exchange Ratio or that any increase can be sustained for a prolonged period of time. In addition, the additional authorized shares of Atlantic Capital Stock (as defined below) could be used by the Board to defeat a hostile takeover, not approved by the Board, but which the shareholders deem to be in their best interest. Further, the issuance of Atlantic Preferred Stock (as defined below) would result in creditors' rights senior to those of the common shareholders.

         Despite these potential disadvantages, the Board believes the additional authorized but unissued Atlantic Shares (as defined below) are necessary in order for the Company to improve its financial affairs. To the extent the Company becomes profitable in the future, the Exchange Ratio will decrease the total number of Shares outstanding (regardless of the number of new Atlantic Shares that may be issued in the future) which should have a positive impact on the book value per share. Moreover, the Board's ability to issue Atlantic Shares (including preferred stock) allows it increased flexibility in structuring future financings and acquisitions.

Principal Features of the
Merger Agreement

         Pursuant to the Merger Agreement, it is contemplated that the Company will be merged into Atlantic effective upon the filing of certificates of merger with the Secretary of State of Colorado and the Secretary of State of New York, which is expected to take place promptly after the approval of the Reincorporation Proposals at the Meeting (the "Effective Time"). The Merger Agreement has been delivered in, and shall be construed under and in accordance with the laws of the State of New York except to the extent the laws of Colorado also apply (such as filing the Articles of Merger with the Colorado Secretary of State).

         The information contained herein provides a description of all material terms of the Merger Agreement. This description does not purport to describe all terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A and incorporated by reference herein. The Merger will (i) result in the merger of the Company into Atlantic, a wholly owned subsidiary of the Company, (ii) reincorporate the Company in Colorado, (iii) reduce the number of Shares issued and outstanding, and (iv) increase the number of Shares authorized for issuance.

         Increase in Authorized Shares. The Company is presently authorized to issue 25,000,000 Shares of which 24,999,236 were outstanding as of the Record Date. Under the New Articles the Company will be authorized to issue 50,000,000 shares of capital stock ("Atlantic Capital Stock" or "Atlantic Shares") of which 40,000,000 shares are reserved for issuance as common stock ("Atlantic Common Stock") and 10,000,000 shares are reserved for issuance as preferred stock ("Atlantic Preferred Stock"). Any authorized but unissued shares of Atlantic Common Stock or Atlantic Preferred Stock may be issued by the Board without shareholder approval where the transaction would not otherwise require such approval.

         Exchange Ratio in the Merger. The Merger Agreement provides that shareholders will receive one (1) share of Atlantic Common Stock for every ten
(10) Shares of Common Stock (the "Exchange Ratio"). After giving effect to the Merger, each shareholder of the Surviving Corporation will have the same proportionate interest in Atlantic that such shareholder previously had in the Company.

         Purpose and Effects of the Exchange Ratio and Increase in the Number of Authorized Shares. The principal purpose for the 10 to 1 Exchange Ratio is to enhance the Company's ability to be listed on the NASDAQ SmallCap Market through increasing the book value per Share. In order for the Company to be listed on the NASDAQ SmallCap Market it must meet the following requirements: (i) the Common Stock must have a minimum bid price of $3.00 per share; (ii) the Common Stock must be held by more than 300 holders, with 100,000 shares publicly held with a market value equal to $1 million; (iii) the Company must have total assets of $4 million; (iv) the Company must have capital and surplus of at least $2 million; and (v) the Company must have at least two registered and active market makers.

         The effect of the Exchange Ratio would be to decrease the number of outstanding Shares to approximately 2,499,236 and, because the number of Shares available for issuance will increase to 50,000,000, to increase the number of Shares available for issuance from approximately 22,500,764 (if no additional increase was made in the number of authorized shares of Atlantic Capital Stock) to 37,500,764 shares of Atlantic Common Stock and 10,000,000 shares of Atlantic Preferred Stock.

         There can be no assurance that the market price of the Shares will rise in proportion to the reduction in the number of Shares outstanding resulting from the Exchange Ratio. The impact of the Exchange Ratio may be further mitigated by the fact that the Company will likely need to issue additional shares of Common Stock in order for it to become profitable. Further, there can be no assurance that the Company will be approved for listing on the NASDAQ SmallCap Market.

         Having the additional authorized but unissued Shares would provide the Board with the flexibility and authority to issue such Shares publicly or privately in connection with future financing or acquisition transactions, or for other general corporate purposes, without further action by the shareholders of the Company, unless such action is required by law. Although the Board can not determine the exact number of Atlantic Shares it may issue in the future, it does not expect to issue all Atlantic Shares authorized under the New Articles. Nevertheless, the Board has elected to have the New Articles authorize a total of 50,000,000 Atlantic Shares because (i) the number of authorized shares will not result in any additional cost to the Company (unlike Delaware, Colorado does not impose fees based on the number of authorized shares) and (ii) to avoid any additional delays and costs in the event additional Atlantic Shares are needed in the future. Not authorizing a sufficient amount of Atlantic Capital Stock would create additional expenses due to the costs associated with soliciting the vote of the Company's shareholders to increase the number of authorized Atlantic Shares. The latter option, however, would provide the Company's shareholders with the opportunity to approve the increase in the number of authorized Atlantic Shares at a later date.

         Although the Board has no present intention of doing so, the additional authorized but unissued Atlantic Capital Stock could also be used by the Board to defeat or delay a hostile takeover that is not approved by the incumbent Board but which the holders of a majority of the shares may deem to be in their best interests. Faced with an actual or proposed hostile takeover, the Board could issue Atlantic Shares, in a private transaction, to a friendly party who might align themselves with the Board in opposing a hostile takeover.
Accordingly, the Exchange Ratio and increase in the number of authorized Atlantic Shares could be considered to have the effect of discouraging a takeover of the Company. The directors are not aware, however, of any current proposals by any party to acquire control of the Company and neither the Exchange Ratio nor the increase in the number of authorized Atlantic Shares is intended to be an anti-takeover device.

         The Exchange Ratio, itself, does not effect the voting rights or other rights of the holders of the Shares and will have no material federal tax consequences to the shareholders of the Company (see "Certain Federal Income Tax Consequences of the Merger" below). However, because the Exchange Ratio decreases a shareholders percentage of the total number of Shares authorized for issuance, any additional Shares issued by the Company may decrease the voting power of the Company's current shareholders and their ability to defeat certain transactions to which they are opposed.

         Certificates and Fractional Shares. It will not be necessary for shareholders to surrender their certificates representing Common Stock in exchange for certificates representing Atlantic Common Stock. Upon consummation of the Merger, certificates representing any number of shares of Common Stock will be deemed, for all purposes, to represent one-tenth of the number of Shares represented on the certificate after the effective date of the Merger. Commencing as soon as practicable after the Merger, when currently outstanding certificates of Common Stock are presented for exchange or transfer, new certificates bearing the name of Atlantic Industries, Inc. will be issued. The Company will issue fractional Share certificates to any shareholders holding a number of Shares not evenly divisible by 10, and shareholders holding less than 10 Shares. As of the Record Date there were 4 shareholders of record who owned less than 10 Shares.

         Shares of the Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who shall have effectively dissented from the Merger in accordance with the provisions of New York Law shall not be converted into or be exchangeable for Atlantic Common Stock, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under New York Law. If such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, his shares of the Common Stock shall thereupon be deemed to be converted, at the Effective Time, into the appropriate number of shares of Atlantic Common Stock. See "Rights of Dissenting Shareholders" below.

         Directors and Officers of the Surviving Corporation. Following the Merger, the officers and directors of the Company will be the officers and directors of Atlantic, and each such person will hold the same position or positions with Atlantic as he held with the Company.

         Accounting Treatment of the Merger. In accordance with generally accepted accounting principles, the Company expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost in a manner similar to a pooling of interest. Under this accounting method, the assets and liabilities of the combining entities will be carried forward at their recorded historical book values.

         Certain Federal Income Tax Consequences of the Merger. The Company's legal counsel has advised the Company that the Merger will have the following federal income tax consequences:

                   (a) Shareholders of the Company (other than those, if any, who exercise statutory dissenters rights) will recognize neither gain nor loss upon the exchange of Common Stock solely for Atlantic Common Stock in the Merger.

                  (b) Neither the Company nor Atlantic will recognize gain or loss upon the reincorporation of the Company in Colorado pursuant to the Merger.

                  (c) The basis of the Atlantic Common Stock in the hands of a shareholder (other than any shareholder who exercises statutory dissenters' rights) immediately after the Merger will be equal in the aggregate, to the basis of the Shares exchanged.

                  (d) The holding period of the Atlantic Common Stock received by a Company shareholder in the Merger will include the period of time that the Company Common Stock was held by the shareholder, provided that the Company shareholder holds the Company Common Stock as a capital asset at the time of the Merger.

                  (e) In the event Shareholders receive cash in lieu of a fractional shares, or shareholders who exercise Dissenters' Rights (as defined herein), such shareholder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share or shares surrendered for cash. Those shareholders who choose to exercise their dissenters' rights in respect of the Merger should consult their own tax advisors regarding the tax consequences to them of such action.

         The foregoing discussion of certain federal income tax consequences is for general information only and is not tax advice. ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS.

         Conditions  to  the  Merger;  Amendment;   Waiver;   Termination.   The
respective obligations of each party to effect the Merger are subject to the following conditions:

                  (a) the approval of the Merger Agreement by shareholders of the Company holding two-thirds of the outstanding shares of the Common Stock;

                  (b) the absence of any material pending or threatened litigation concerning the Merger or any other transaction contemplated by the Merger Agreement (unless such condition shall be waived by the Board);

                  (c) statutory dissent and appraisal rights shall not have been exercised by the holders of more than 5% of the outstanding Common Stock (unless such condition shall be waived by the Board). See "Rights of Dissenting Shareholders" below.

         The Merger Agreement may be amended and any of its provisions, including any conditions precedent, may be waived by the Company which is, or whose shareholders are, entitled to the benefits thereof, at any time prior to the Effective Time, if, in the sole judgment of the Board, such amendment will not materially and adversely affect the rights and interest of the Company's shareholders.

         Notwithstanding approval thereof by the shareholders of the Company, the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board, if the Board determines for any reason that the consummation of the transaction contemplated by the Merger Agreement would be inadvisable or not in the best interests of the Company and its shareholders.

Primary Differences Between the Certificate of Incorporation and Bylaws of the Company and Atlantic

         The primary differences between the Present Certificate and Present Bylaws and the New Articles and New Bylaws are described below. These differences are in addition to the differences between the charter documents of the Company and Atlantic as described under "Certain Charter Document Provisions" and "PROPOSAL 1-Comparison of New York Law and Colorado Law."

                  (a) The New Articles authorize the issuance of a total of 50,000,000 Shares of capital stock as follows: 40,000,000 shares of $.01 par value common stock and 10,000,000 shares of $.01 par value preferred stock, while the Present Certificate authorizes the issuance of 25,000,000 shares of $.01 par value common stock and no shares of preferred stock. See "Description of Atlantic Capital Stock."

                  (b) The New Bylaws provide that a vote of one-third, rather than a majority, of the votes entitled to be cast by a voting group are sufficient to constitute a quorum at a shareholders meeting.

         The foregoing description is intended as a summary only and is qualified in its entirety by reference to the New Articles and the New Bylaws, which are attached to this Proxy Statement as Appendices B and C, respectively.

Certain Charter Document Provisions

         Number of Directors. The New Bylaws provide that the number of directors will be fixed from time to time by the Atlantic Board. Accordingly, the Atlantic Board theoretically could prevent any shareholder from obtaining majority representation on the Atlantic Board by enlarging the Atlantic Board and filling the new directorships with its own nominees. The Present Bylaws, however, could be used to achieve the same result since the Board can amend the Present Bylaws to increase the number of directors at any meeting and fill any vacancies so created.

         Preferred Stock. The Atlantic Board will be authorized to provide for the issuance of shares of Atlantic Preferred Stock in one or more series and to fix, by resolution of the Atlantic Board and to the extent permitted by Colorado Law, the terms and conditions of each series. The Company believes that the availability of the Atlantic Preferred Stock issuable in series will provide Atlantic with increased flexibility in structuring possible future financings and acquisitions and in meeting other future corporate needs. The authorized but unissued shares of Atlantic Preferred Stock will be available without further action by Atlantic shareholders, unless such action is required by applicable law or the rules of any stock exchange on which any class of Atlantic Preferred Stock may then be listed.

         Although the Board has no present intention of doing so, it could issue a series of Atlantic Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination transaction by including class voting rights that would enable the holder to block such transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of shareholders. The Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its then existing shareholders. The Board, in so acting, could issue Atlantic Preferred Stock having terms that would discourage an acquisition attempt or other transaction that some or a majority of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Moreover, shares of Atlantic Common Stock could similarly be issued (or options thereon could be issued) in a fashion that would discourage an acquisition attempt, or facilitate an acquisition approved by the Atlantic Board.

Description of Atlantic Capital Stock

         Authorized Capital Stock. Under the New Articles, Atlantic is authorized to issue 50,000,000 shares of Atlantic Capital Stock, of which 40,000,000 may be shares of Atlantic Common Stock and 10,000,000 may be shares of Atlantic Preferred Stock. The Company's Present Certificate authorizes the issuance of 25,000,000 shares of capital stock, all of which are shares of Common Stock. Other than the 50,000 shares of Atlantic Common Stock the Company will issue to Mr. Tandet (see "Settlements with Officers and Directors" below), the Company has no present intention of issuing additional shares of authorized but unissued shares to any specific entity or person. As previously discussed, however, the Board does intend to issue additional shares of Common Stock or Preferred Stock if and when it locates suitable businesses or properties for investment, which issuances may or may not require shareholder approval.

         Approximately 6.8% (including the Shares to be issued to Mr. Tandet) of the authorized Atlantic Common Stock (or approximately 5% of the total Atlantic Capital Stock) will be issued and outstanding immediately following the Merger. No shares of Atlantic Preferred Stock will be outstanding following the Merger.

         Atlantic Common Stock. The holders of Atlantic Common Stock will be entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Atlantic Board with respect to any series of Atlantic Preferred Stock, the holders of such shares will exclusively posses all voting power. The New Articles do not provide for cumulative voting for the election of directors. Subject to any preferential rights of any outstanding series of Atlantic Preferred Stock designated by the Atlantic Board from time to time, the holders of Atlantic Common Stock are entitled to such dividends as may be declared from time to time by the Board from the funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of Atlantic available for distribution to such holders. The American Stock Transfer & Trust Company has been appointed as transfer agent and registrar for Atlantic Common Stock and Atlantic Preferred Stock.

         Atlantic Preferred Stock. The Atlantic Board is authorized to provide for the issuance of shares of Atlantic Preferred Stock, in one or more series, and, to the extent permitted by Colorado Law, to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in a resolution adopted by the Atlantic Board providing for the issuance of such series.

         Preemptive Rights. No holder of Atlantic Capital Stock of any class has any preemptive right to subscribe to any kind or class of securities of Atlantic.

Liability and Indemnification of Officers and Directors of Atlantic

         General. Article VIII of the New Articles limits the personal liability of directors to Atlantic or its shareholders for monetary damages resulting from breaches of fiduciary duty as directors. Article VI of the New Bylaws defines the rights of certain individuals, including both directors and officers, to indemnification by Atlantic in the event of personal liability or expenses incurred by them as a result of certain litigation against them.

         Article VIII of the New Articles and Article VI of the New Bylaws are consistent with Colorado Law, which permits Colorado corporations (i) to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for breach of the duty of care, and (ii) to indemnify certain individuals, including directors and officers.

         Elimination of Liability in Certain Circumstances. Article VIII of the New Articles protects Atlantic's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Colorado Law, absent Article VIII, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. Article VIII absolves directors from liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to Atlantic and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article VIII also does not absolve directors from liability under Section 7-108- 403 of Colorado Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

         Indemnification. Under Colorado Law, Atlantic's directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Atlantic, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Colorado Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to Atlantic.

         Article VI of the New Bylaws provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, an action, suit or proceeding by reason of the fact that he is or was a director or officer of the legal representative of Atlantic (or is or was serving at the request of Atlantic as a director, officer, employee or agent of another entity) shall be indemnified by Atlantic against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and not unlawful. In addition, Article VI provides that rights conferred thereby shall be contract rights and shall include the right under certain circumstances to be paid by Atlantic for the expenses incurred in defending the proceedings specified above, in advance of their final disposition. Atlantic may also, by action of its Board, provide indemnification to its employees and agents with the same scope and effects as the foregoing indemnification of directors and officers.

         Liability and Indemnification of Officers and Directors of the Company under the Certificate of Incorporation and Bylaws of the Company. The Present Certificate, consistent with New York Law, eliminates the personal liability of directors to the Company or its shareholders for damages for breach of any duty as a director, except liability for acts or omissions involving bad faith, intentional misconduct, a knowing violation of law, a personal gain or financial profit to which the director is not legally entitled, or a violation of Section 719 of

New York Law (which prohibits certain declarations of dividends, purchases of a corporation's shares, distributions to shareholders in dissolution of the corporation, and loans to directors).

         Under its Present Bylaws, the Company currently indemnifies any director or officer of the Company who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal. Other employees or agents of the Company can be similarly indemnified in the discretion of the Board.

         The Company does not believe  that  Article  VIII of the New  Articles,
Article VI of the New Bylaws or the applicable provisions of Colorado Law materially improve the cumulative effect of the indemnification or limitation of liability available to officers and directors of Atlantic as compared to the cumulative effect of the indemnification and limitation of liability available to officers and directors of the Company under the Present Certificate and Present Bylaws and applicable New York Law.

Rights of Dissenting Shareholders

         Under New York Law, dissenting shareholders of the Company will be entitled to appraisal rights if the Reincorporation Proposals or LPPL Proposals are consummated. Any shareholder who desires to exercise such appraisal rights must strictly comply with the requirements of Section 623 of New York Law; failure to so comply may result in the loss of such shareholder's appraisal rights. A copy of Section 623 of New York Law is attached hereto as Appendix D, and shareholders are referred to Appendix D for a full statement of its provisions.

         In general, Section 623 requires a shareholder seeking to enforce appraisal rights to:

                  (a) file with the Company, at or prior to the Meeting, a written objection to the Reincorporation Proposals and the LPPL Proposals including a statement that the shareholder intends to demand payment for his shares if the Reincorporation Proposals and the LPPL Proposals are effected;

                  (b) vote against or abstain from voting on the Reincorporation Proposals and the LPPL Proposals; and

                  (c) file with the Company, within 20 days after receipt of a notice from the Company stating that the Reincorporation Proposals and the LPPL Proposals were approved by the Company's shareholders, a written notice of election to exercise appraisal rights in compliance with Section 623(c), which notice shall terminate all of such shareholder's rights as a shareholder except only to receive the fair value of the shares.

         Upon receipt of the shareholder's Section 623(c) notice, in the event that the Company and the shareholder do not agree on the fair market value of such shareholder's Company Common Stock, the Company must, pursuant to Section 623(h), institute a special court proceeding to determine the rights of the dissenting shareholder and to fix the fair value of his shares of the Company Common Stock. Although the management of the company intends to institute such special proceedings when required, if the Company should fail to institute such a proceeding within the time period fixed under Section 623(h), the dissenting shareholder may then institute such proceedings.

         A vote against the Reincorporation Proposals or the LPPL Proposals will not satisfy the notice requirement under New York Law. Any shareholder wishing to enforce his rights under Section 623 must file a separate objection to the Merger and a separate notice of election to exercise appraisal rights, in the manner and within the time frames, specified in Section 623. All such notices may be sent to the Company at 38 South Audley Street, Mayfair, London W1Y 5DH, England.

         FAILURE TO COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF SECTION 623 MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 623.

Vote Required and Management Recommendation

         Both Proposal 1 and Proposal 2 must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding Shares in order for Proposal 2 to be adopted. If such a vote is not obtained, then the Merger Agreement will be terminated, and the Company will remain incorporated in New York.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 TO APPROVE
                        THE TERMS OF THE MERGER AGREEMENT


                        PROPOSAL NO. 3 AND PROPOSAL NO. 4

                       AUTHORIZATION FOR BOARD TO SELL OR
                               DISSOLVE LPPL CORP.

General

         Section 909 of New York Law provides, in relevant part, that a sale or other disposition of all or substantially all of the assets of a corporation shall be authorized by the board of directors and submitted to a vote of the shareholders for their approval. Section 909 further provides that the shareholders shall approve such sale or disposition and "may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation thereof." Although it is not free from doubt whether Section 909 applies to Proposals 3 and 4, and, accordingly, whether shareholder approval is required, the Board has determined to act in accordance with its terms. Accordingly, the Board is requesting that the Shareholders approve the following proposal granting the Board the authority to (i) sell all or substantially all of the common stock of LPPL Corp. to an independent third-party, or (ii) vote, as the sole shareholder of LPPL Corp. to dissolve LPPL Corp.
(collectively, the "LPPL Proposals").

         In the event the shareholders approve the Reincorporation Proposals and the LPPL Proposals, LPPL Corp. will be dissolved or sold after the Company becomes a Colorado corporation and the subsequent sale or dissolution could be subject to Colorado Law. The Company believes that the LPPL Proposals should be governed by New York Law as upon consummation of the Merger, by operation of law, all rights, liabilities and obligations of the Company will be transferred and assumed by Atlantic. In an effort to avoid any future legal issues in this regard, however, a vote in favor of the LPPL Proposals will also be considered your consent to the Board for the Board to vote to approve the LPPL Proposals.

         If either Proposal 3 or Proposal 4 is not approved by two-thirds of the Shares outstanding, neither Proposal 3 nor Proposal 4 will be adopted. The Company's officers and directors, who together hold 26.3% of the Common Stock, have indicated that they intend to vote for the LPPL Proposals. Whether Proposals 3 and 4 are approved or defeated, the Board may reconsider whether to proceed with the LPPL Proposals.

         Under New York Law, dissenting shareholders of the Company will be entitled to appraisal rights if the LPPL Proposals are consummated. See "PROPOSAL 2-Rights of Dissenting Shareholders" and Appendix D, for a discussion of the procedures and requirements for exercising such rights.

         In the event the Company's shareholders vote not to approve the LPPL Proposals, but do approve the Reincorporation Proposals, the Company could resubmit the LPPL Proposals to the shareholders in which case, under Colorado law, a vote of a majority, and not two-thirds, of the total outstanding shares would be required for approval.

Background

         On July 9, 1965, A. Joseph Tandet acquired the worldwide stage, television and radio rights to the literary work entitled "The Little Prince" by Antoine de Saint-Exupery and referred to herein as the "Work." Contemporaneously therewith, by agreement with Solifilm, S.A. and TLP Productions, Ltd., Mr. Tandet also acquired the exclusive, worldwide recording, motion picture, commercial and merchandising rights to the Work. All of the foregoing rights were assigned to the Company by Mr. Tandet in 1980. Upon consummation of the Reverse Acquisition (discussed below under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), the Company transferred its theatrical operations and assets (substantially consisting of the Work) to LPPL Corp, its wholly owned subsidiary. LPPL Corp. maintains its headquarters at the office of its president, Mr. A. Joseph Tandet, at 555 Fifth Avenue, New York, NY 10017.

          On September 30, 1992, LPPL Corp. authorized two independent theatrical producers, John Scoullar and Rick Cummins, to produce another new musical stage production based upon the Work, in New York by December 31, 1993, geared for an adult audience (the "Scoullar-Cummins Production"). The Scoullar-Cummins production opened on October 17, 1993 at the 28th Street Theater in New York City and ran through December 1993. During the fiscal year ended December 31, 1993, LPPL Corp. derived gross revenues from this production in the amount of $2,000 by way of an advance payment against royalties. No further royalties have been paid to date. As a result of the foregoing, Messrs. Scoullar and Cummins claim to have obtained from LPPL Corp. its right to produce theatrical presentations of the Work in the United States and Canada. LPPL Corp. has instituted litigation with respect to such dispute.

         Litigation with Gallimard and the Saint-Exupery Family. On February 6, 1992, LPPL Corp. entered into an agreement with Gallimard and the Saint-Exupery family in settlement of litigation brought by Gallimard and the Saint-Exupery family against LPPL Corp. in 1990. The settlement agreement provided for, among other things, the preservation of certain television production rights to the Work held by Pontaccio S.P.A., an Italian television production company ("Pontaccio"), payment to LPPL Corp. of an aggregate amount of $200,000 (the "Settlement Fee") in six payments, a royalty to LPPL Corp. of three percent (3%) of gross revenues derived from the proposed Pontaccio television production, and LPPL Corp.'s relinquishment of all of its rights to the Work except for the following:

         (i) the exclusive right to produce theatrical presentations of The Little Prince in the United States of America and in Canada in the English language; and

         (ii) the non-exclusive right to produce theatrical representations of The Little Prince in Canada in the French language subject to the prior authorization of Gallimard.

         In 1992, Pontaccio paid $150,000 of the $200,000 Settlement Fee. During the fiscal year ended December 31, 1993, Pontaccio paid an additional $50,000 in respect thereof. In addition, Pontaccio remains obligated to pay LPPL Corp. a 3% television production royalty in the event that it mounts a television production of the Work. Plans for such a production currently include a budget of approximately $6,000,000. However, the Company is unable to state whether, if ever, such a production will be mounted. To date, Pontaccio has not generated any revenues from such proposed television production, and no royalty payments have been made to LPPL Corp.

         The Boys Next Door. In November 1987, in a joint venture with Duet Productions Inc., LPPL Corp. produced an off-Broadway stage production of "The Boys Next Door" by Tom Griffen. The production was a clear critical, but not a financial, success. The production did however run for more than 70 performances in New York, as a result of which, LPPL Corp. became entitled to certain subsidiary rights to subsequent performances of the production. During the fiscal year ended December 31, 1994, an amount of $4,500 was accrued in respect of such rights, which amount was subsequently paid to LPPL Corp. in March of 1995. There is no assurance that significant additional revenue, if any, will be earned by LPPL Corp. in connection with this property.

         Oil City  Symphony.  LPPL Corp.  was an  associate  producer  with Duet
Productions Inc. of a production of "Oil City Symphony" which was produced off-Broadway in New York City in October 1987 and which ran until April 1989. LPPL Corp. continues to hold certain touring rights to such production, but to date has realized no revenues therefrom. There can be no assurance that LPPL Corp. will ever realize revenues from these touring rights.

         Film Rights. On October 28, 1983, LPPL Corp. acquired from Ceskoslovensky Filmexport ("CF") the sole and exclusive rights, for a period of 15 years, in the territory of the United States, for the economic exploitation and public exhibition in cinemas of thirteen 35mm and 16mm feature length films made in Czechoslovakia. In exchange therefor, the Company issued 850,000 shares of its common stock to CF, valued at $1.25 per share. LPPL Corp. has never received any revenues from the exhibition of these films, and during the fiscal year ended December 31, 1993, the distributor of such films advised LPPL Corp. that such rights are worthless. LPPL Corp. does not expect to derive any economic benefit from its rights to these films.

Reasons for the LPPL Transactions

         Disadvantages of LPPL Proposals. The sale or dissolution of LPPL Corp. would result in the loss of the Company's only form of revenue resulting in the Company essentially constituting a shell corporation. To the extent the Reincorporation Proposals are not approved, the Company would likely be left without any means to derive revenue in the future. The same result would occur if the Reincorporation Proposals are approved, but the Company is unable to locate potential business for acquisition.

         Advantages and Reasons for Board's Recommendation. In analyzing the direction of the Company's future growth, the Board has recognized that the production of stage productions on or off-Broadway or in regional or other theaters is extremely speculative and that only a small percentage of theatrical productions ever make a profit. Revenues from LPPL Corp.'s theatrical production business are dependent on a variety of factors over which it has no control, including critical and consumer reaction, competition from other productions and the advertising and publicity which LPPL Corp. and parties external to LPPL Corp., such as theatrical reviews, etc. provide for LPPL Corp.'s productions. Audience appeal depends, among other things, upon unpredictable critical reviews and changeable public tastes, factors which cannot be reliably ascertained in advance and over which LPPL Corp. has no control. LPPL Corp.'s principal competitive disadvantage in this field has been, and the Board believes, will continue to be, its extremely limited capital resources. As at the date hereof, the Board does not foresee any increase in the amount of such capital available to LPPL Corp. It is therefore unable to state at this time whether it will ever have sufficient capital to enable it to compete effectively, if at all, in the area of theatrical production.

         As discussed under "GENERAL OVERVIEW, BACKGROUND AND REASONS FOR THE PROPOSALS" above, the Board intends to focus the Company's efforts on the acquisition of service and manufacturing businesses and commercial real estate properties. Given the change in emphasis in the Company's current operations and LPPL Corp.'s litigious history and uncertain profitability the Board believes it is in the Company's best interest to relinquish its interest in LPPL Corp. at this time. In addition to enabling the Company's management to focus its efforts on the acquisition of potential businesses or properties, the LPPL Proposals will also improve the overall financial condition of the Company.

         For example, although LPPL Corp. currently provides 100% of the Company's revenues, ($7,029 and $14,125 in 1994 and as of September 30, 1995, respectively) it also accounted for 57% and 33% of the Company's operating costs in 1994, and as of September 30, 1995, respectively, which resulted in losses from continuing operations before taxes of LPPL Corp. of $50,729 in 1994 and $14,902 as of September 30, 1995. The LPPL Proposals would result in the Company decreasing its overall liabilities by approximately $146,000 while only decreasing the Company's assets by approximately $12,000. Such a reduction will improve the overall financial condition of the Company, which the Board believes will aid the Company in its attempts to become profitable in the future. For additional information regarding the Company's financial statements see "Selected Financial Information" and "INDEX TO FINANCIAL STATEMENTS" below.

Description of LPPL Proposals

         In approving the LPPL Proposals, the Shareholders will grant the Board authority to select the method in which the LPPL Proposals will occur. In determining the specific manner in which to effectuate the LPPL Proposals, the Board will act in accordance with its legally imposed fiduciary duties and select that method which provides the greatest value to the Company and its shareholders. The Board contemplates that, under either method, the LPPL Proposals will be completed within a date not exceeding three months from the date of the Meeting.

         To date, the Board has not engaged in any material discussions or negotiations or any arrangement, understanding or contractual commitment respecting the sale of LPPL's common stock with any party or other entity and there can be no assurance that the Board will be able to reach an agreement with a third-party in the future. If the Board is unable to reach a satisfactory agreement with a third-party, the Board would likely vote to dissolve LPPL Corp.

         Tax Considerations. In general, a corporate tax, if any, would be payable by the Company based upon the difference between (a) the value of the consideration received for the Shares of LPPL Corp. and (b) the Company's adjusted basis in the common stock of LPPL Corp. The Company does not expect that either the sale of LPPL Corp.'s common stock or its dissolution would result in funds sufficient for the Company to recognize a gain.

         Loss of Tax Consolidation Benefits. Upon its sale or dissolution, LPPL Corp. will no longer be included in the Company's consolidated tax return. The LPPL Proposals, therefore, may have a negative impact on the Company's future net income. The actual amount of such potential negative impact will depend on the Company's future performance.

         Regulatory Requirements. The Company is not aware of any material federal, provincial or state laws or any regulatory requirements that have not been met or approvals that have not been obtained in connection with the LPPL Proposals.

                                 PROPOSAL NO. 3

         Sale of Shares of LPPL Corp. to Independent Third-Party. Under this method, the Board will attempt to negotiate the purchase of the common stock of LPPL Corp. with an independent third-party. To date the Board has not located any potential purchasers or entered into any material negotiations of contractual agreements regarding the same. There can be no guarantee that the Company will be able to locate potential purchasers in the future.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 GRANTING THE BOARD AUTHORITY TO SELL THE COMMON STOCK OF LPPL CORP.

                                 PROPOSAL NO. 4

         Dissolution of LPPL Corp. Under this method, the Board, as the sole shareholder of LPPL Corp. will vote to dissolve LPPL Corp. Upon dissolution, and after adequate provisions are made for any outstanding debts of LPPL Corp., the remaining assets, if any, of LPPL Corp. will be distributed to the Company. After dissolution, the Board does not expect that LPPL Corp. will have any available assets left for distribution to the Company. The Company does not anticipate that it will recognize any gain or loss as a result of the sale of LPPL Corp.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4 GRANTING THE BOARD AUTHORITY TO DISSOLVE LPPL CORP.

                             SELECTED FINANCIAL DATA

         The financial data set forth below are derived from the consolidated financial statements of the Company, which were audited by Moore Stephens, LP independent certified public accountants, for the fiscal years ended December 31, 1994, 1993 and 1992. The selected financial data set forth below does not purport to be complete and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements, related notes and report of independent auditors, under "INDEX TO FINANCIAL STATEMENTS" included herein. Specifically, the comparability of the selected financial data is materially affected by the sale of Tyne River Properties, plc. on March 29, 1994. This information is discussed in greater detail under "Management's Discussion and Analysis of Financial Condition and Results of Operation-Results of Operations" and Notes 1 and 5 to the audited financial statements (see "INDEX TO FINANCIAL STATEMENTS").

                                                      Years ended December 31,
                                           ----------------------------------------------------------------------------------------
                                                   1994               1993             1992              1991              1990
                                               ------------      ------------      ------------      ------------      ------------

Consolidated Statement of
Operations Data

Continuing Operations
Net Sales                                      $      7,029      $     12,726      $        300      $         --      $         --
Operating costs                                    (120,434)         (189,594)         (169,538)               --                --
Other income                                            663               698               117                --                --
Net Loss                                            (94,742)         (176,170)         (169,121)               --                --
Earnings (loss) per common share
(cents)                                               (0.56)            (1.26)            (1.21)               --                --

Discontinued Operations
Net Sales                                      $    524,297      $  3,091,265      $  1,719,746      $  1,557,517      $     75,172
Net (Loss) Income                                   (37,450)       (2,195,149)          162,565           (21,858)         (179,486)
Earnings (loss) per common share
(cents)                                               (0.22)           (15.68)             1.16             (0.16)            (1.28)
Weighted Average of shares
outstanding                                      16,711,564        13,999,236        13,999,236        13,999,236        13,999,236

Balance Sheet Data
Total Assets                                   $     51,681      $  3,762,762      $  8,689,480      $  9,777,699      $  4,915,256
Current liabilities                                 214,145         4,202,881         6,730,698         2,688,283         2,135,607
Non-current liabilities                                  --                --                --         4,739,209         1,236,327
Shareholders' equity (deficit)                     (162,464)         (525,428)        1,867,627         2,350,207         1,543,322


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    Overview

         On November 16, 1992 (the "Acquisition Date") the Company acquired all of the issued and outstanding capital stock of Tyne River Properties plc, a company incorporated in England ("TRP"), from the holders thereof in exchange for eleven million, eight hundred ninety-nine thousand, two hundred thirty-six (11,899,236) newly issued shares of the Company's common stock. The scale of this acquisition was such that the activities of TRP formed the major part of the Company's activities until the sale on March 29, 1994. As required by United States accounting standards, the financial statements for the years ended December 31, 1993 and December 31, 1994, have been prepared to treat TRP as the parent company with balance sheet data and results of operations of Little Prince Productions included only with effect from the Acquisition Date. All the comparative financial information for periods prior to the Acquisition Date through December 31, 1994 therefore relate solely to TRP and its subsidiaries. The balance sheets also reflect the effects of accounting for the acquisition as a merger (purchase type).

         Balance sheet amounts originally denominated in United Kingdom sterling have been translated into U.S. dollars using the veer-end rate of exchange. Operational results originally denominated in United Kingdom sterling have been translated into U.S. dollars using the average annual rate of exchange. All business transactions effected by TRP are made in United Kingdom sterling. Fluctuations in foreign exchange rates could have, and in the past have at various times had, either negative or positive impacts on the Company's balance sheet and results of operations. The Consolidated Statement of Shareholders' Equity included in the financial statements, which form a part of this report, shows the impact of changes in the dollar/sterling exchange rate on the value of TRP's assets and results of operations over this and prior periods. Such Statement for the year to December 31, 1994 shows no exchange gain or loss on translation. For the years ended December 31, 1993 and December 31, 1992, the
Company  had  an  exchange   loss  on   translation   of  $21,736  and  $49,122,
respectively.

Results of Operations

         The Company's operating results are summarized in "SELECTED FINANCIAL DATA" above. Generally, the decrease in the Company's net loss from discontinued operations in 1994 resulted from the Company's decision to sell TRP in part due to the additional decrease in the value of the A19 Property (a property previously held by TRP). The sale of TRP resulted in a gain of $287,428. The increase in the Company's net loss from discontinued operations from 1992 to 1993 was substantially the result of cash flow problems of TRP that were caused and exacerbated by a number of factors, including, but not limited to, a severe economic recession in the UK, which had a significant adverse effect on the UK real estate property markets, the cessation of rental revenues from a major property owned by TRP, the refusal of TRP's major lending bank to extend further credit, and the unexpected demand by a major creditor of TRP for payment in full of a major outstanding liability, and the completely unanticipated actions taken by such creditor in issuing a petition to the Court to dissolve TRP's wholly owned subsidiary, Exchange Buildings, Limited ("EBL") and to liquidate its assets. As a result of the foregoing the Company was forced to reduce the value of the Exchange Building by $970,000 and the A19 Property by $120,000. In addition, the 1992 Net Loss was reduced by the insurance proceeds on the destination of property which gave rise to an exceptional profit of $1,398,186.

          Following discontinuance of the real estate development activities, the Company's continuing business comprised of its Theatrical Operations only and the results have been restated accordingly. All of this income derives from arrangements whereby the Company receives revenue dependent on the successful staging of theatrical productions. If the theatrical productions are not successful then the Company's revenue is severely reduced. The timing of receipt of the income is also dependent on the timing of staging the theatrical productions and can therefore fluctuate year on year. Whereas income was received during the 3 years ended December 31, 1994 there is no guarantee that income will continue to be received into the future. Revenue is not sensitive to changes in prices nor the effects of inflation.

         Income for the quarter ending September 30, 1995, arose from fees received from the licensing of various theatrical productions. This income did not reflect any change in the business of the Company but typified the nature and timing of the income generated.

         Throughout the nine months ended September 30, 1995, management's primary task has been to deal with the preparation and completion of the various financial and regulatory documentation which the Company has been required to file, some of which had been overdue. All filings are now up to date. The majority of the operating costs of $89,592 incurred in the nine months ended September 30, 1995 related specifically to the audit, accounting, secretarial and legal costs associated with the preparation of the aforementioned documentation. Included within the total for operating costs for the quarter to September 30, 1995 is a charge of $13,930 by way of a provision against the loans due from a former partner in a joint venture in order to reflect management's doubts as to their full recoverability.

Liquidity and Capital Resources

                                   Dec.31,     Change     Dec. 31,      Change    Dec. 31,      Change     Dec. 31,
                                    1994      1993-1994     1993      1992-1993     1992      1991-1992      1991
                                    ----      ---------     ----      ---------     ----      ---------      ----
                                  (in 000s)   (in 000s)   (in 000s)   (in 000s)   (in 000s)   (in 000s)   (in 000s)
ASSETS
Cash and cash equivalents              5          -25         30          -26         56         -199         255
Investment in US Government           11           -9         20          +20         --           --          --
Bond Fund
Prepaid expenses and taxes             1          -27         28          +12         16          -11          27
Other debtors                         24         -100        124       -2,022      2,146       +1,559         587
Development Properties                --       -3,548      3,548       -2,875      6,423       -2,484       8,907
                                  ------      -------     ------      -------     ------      -------      ------
Total Current Assets                  41       -3,709      3,750       -4,891      8,641       -1,135       9,776
OTHER ASSETS                          11          -2          13          -35         48           47           1
                                  ------      -------     ------      -------     ------      -------      ------
TOTAL ASSETS                          52       -3,711      3,763       -4,926      8,689       -1,088       9,777
                                  ======      =======     ======      =======     ======      =======      ======

LIABILITIES AND
SHAREHOLDERS EQUITY
CURRENT LIABILITIES
Trade Creditors                      159         -585        744         -550      1,294         -137       1,431
Accrued taxes                         --           --         --         -430        430         +423           7
Mortgage loan                         --       -2,517      2,517       -1,449      3,986       +3,966          --
Bank loan                             --         -723        723          -17        740         -174         914
Other current liabilities             55         -164        219          -82        301          +90         211
                                  ------      -------     ------      -------     ------      -------      ------
Total current liabilities            214       -3,989      4,203       -2,528      6,731       +4,168       2,563
NON CURRENT LIABILITIES               --           --         --           --         --       -4,739       4,739
                                  ------      -------     ------      -------     ------      -------      ------
                                                                                                            7,302
TOTAL LIABILITIES                    214       -3,989      4,203       -2,528      6,731         -571
Minority Shareholders Interests       --          -85         85           -6         91          -34         125
Total shareholders equity           (162)         363       (525)      -2,392       ,867         -483       2,350
                                  ------      -------     ------      -------     ------      -------      ------
TOTAL LIABILITIES AND
SHAREHOLDERS EQUITY                   52       -3,711      3,763       -4,926      8,689       -1,088       9,777
                                  ======      =======     ======      =======     ======      =======      ======

         The above table indicates the line by line changes in the financial position of the Company over the 3 years ended December 31, 1994, 1993 and 1992. Throughout the period, albeit without success, the Company sought to raise additional liquidity through the issuance of additional shares of its common stock in order to further the property development segment of its business. This business was characterized by large fluctuations in working capital requirements arising from the relatively long duration of projects. In the initial stages, projects would absorb significant cash as properties were under construction. The Company would receive a return on its investment when the completed properties were sold. Given the lack of success in raising funds through the issuance of common stock, the Company had to substantially increase its borrowings. By December 31, 1991 completed properties were becoming available for sale and throughout the course of the following 3 years sales were made. Notwithstanding the Company's investment of additional funds to complete further properties, the level of sales was such that a substantial reduction in the level of working capital invested in development properties was seen during 1992 and 1993. The funds so released were primarily used in those years to reduce the level of mortgage loan outstanding together with related trade creditors.

         A major fire within one of the development properties under construction in early 1992 led to an insurance claim totalling $1.86 million which was included within the balance sheet at December 31, 1992 and paid during 1993. This accounts for the major part of the increase and subsequent decrease in the totals for Other debtors between December 31, 1991, 1992 and 1993.

         On March 29, 1994, the Company disposed of the whole of its interest in the share capital of TRP. The effect of this disposal on the line items above is set out in detail in Note 16 to the Company's Financial Statements.

         On August 22, 1994, the Company reached agreement with its Officers and Directors and a firm of professional advisors to issue shares of its Common Stock in full and final settlement of any claims they may have had against the Company. A total of 7,750,000 shares of common stock were issued in settlement of liabilities totalling $462,656. On the same day, an additional 3,250,000 shares of common stock were issued for $32,500 to Riparian Securities Limited who, in addition to acquiring the shares in the common stock, had indicated their intention to give short term financial support to the Company throughout the period of reorganization. The combined effect of both of these transactions was to improve the liquidity of the Company by $495,146.

         In order to reduce outstanding liabilities relating to legal, audit and secretarial services and also to meet the excess of continuing operating costs of the Company over income, including those costs associated with meeting the regulatory requirements of the Company, $10,217 was realized from the sale of investments at book value during the nine months ended September 30, 1995, of which $717 was realized in the three months ended September 30, 1995. In addition, in the nine months ended September 30, 1995, Patchouli advanced fund by way of loans to the Company totalling $78,808 of which $12,548 was advanced in the three months ended September 30, 1995. Patchouli has continued to advance further funds since that date.

         The Company had no material commitments for capital expenditure at any of the years ended December 31, 1994, 1993 and 1992 or for the period ending September 30, 1995.

Future Liquidity

         Management does not believe that the Company has the ability to raise adequate resources from its existing revenue operations. The Company is therefore dependent in the short term from continued loans from Patchouli and in the longer term upon increasing its authorized share capital in order to acquire through the issue of additional shares in its common stock a suitable business to satisfy the minimum financial criteria for inclusion in the NASDAQ System, as discussed above.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information as of the Record Date regarding beneficial ownership of shares of Common Stock by each person who is known by the Company to own beneficially more than 5% of the Common Stock.

      Name and Address                Amount and Nature of
    of Beneficial Owner               Beneficial Ownership      Percent of Class
    -------------------               --------------------      ----------------
Patchouli Foundation                        6,240,402(1)               25%
c/o Von Erlach & Partners Strasse 7,
Postfach 4088
8022 Zurich

Adrian P. Kirby                             6,240,402(2)               25
38 South Audley Street
Mayfair, London
W1Y 5DH, England

Terence G. Galgey                           2,250,000(3)                9
Little Lodge
Great Bardfield
Braintree, Essex CM7 4QB
England

John L. Milling                             1,250,000(4)                5
115 River Road, Bldg. 12
Edgewater, NJ  07020

Frances Katz Levine                         1,250,000(4)                5
115 River Road, Bldg. 12
Edgewater, NJ  07020
------------------
(1) Includes 3,250,000 shares issued to RSL pursuant to the RSL agreement and an aggregate of 2,990,402 shares, transferred to RSL by Messrs. Peacock and Chapman, for the nominal consideration $.0001 per share. All of such shares were transferred by RSL to the Patchouli Foundation on January 17, 1995. Both RSL and the Patchouli Foundation are under the control of Adrian P. Kirby and such transfer was therefore deemed not to involve a change in beneficial ownership. See Footnote 2 to this Table.
(2) Includes 6,240,402 shares beneficially owned by the Patchouli Foundation; Mr. Kirby may be deemed to be a beneficial owner of such shares through the investment and voting powers which Mr. Kirby has over such shares through his position as attorney-in-fact for the administrator of the Patchouli Foundation.
(3) Includes 1,250,000 shares issued in September 1994 in partial satisfaction of unpaid fees for legal services rendered and unreimbursed expenses incurred.
(4) Issued in September 1994 in partial satisfaction of unpaid fees for legal services rendered and unreimbursed expenses incurred.

Security Ownership of Management

         The following table sets forth information with respect to the share ownership, as of the Record Date, of (i) each director of the Company; (ii) each executive officer of the Company, and (iii) all directors and executive officers as a group.

            Name                 Amount and Nature of
    of Beneficial Owner          Beneficial Ownership        Percent of Class(2)
    -------------------          --------------------        ----------------
Peter N. Chapman                        325,000                           1.3
Adrian P. Kirby                       6,240,402(1)                         25
Robert D. Evans                               0                             0
All directors and officers            6,565,402                          26.3
 as a group (3 persons)
------------------
(1) Includes 6,240,402 shares beneficially owned by the Patchouli Foundation; Mr. Kirby may be deemed to be a beneficial owner of such shares through the investment and voting powers which Mr. Kirby has over such shares through his position as attorney-in-fact for the administrator of the Patchouli Foundation.
(2) Based upon 24,999,236 shares of common stock, $.01 par value, issued and outstanding as of the Record Date.


                                CHANGE IN CONTROL

Riparian Securities Limited ("RSL")

         On August 22, 1994, the Company entered into an agreement (the "RSL Agreement") with Riparian Securities Limited ("RSL"). RSL is a company incorporated and registered in England (Company No. 2855251). Its registered office is located at 38 South Audley Street, Mayfair, London W1Y 5DH, England. RSL is engaged in the business of real estate investment and management, principally in the area encompassing London and the Southwest of England.

         The RSL Agreement principally provided for:

         (I) a loan by RSL to the Company of GB(pound)25,000, to be used to satisfy financial, tax and regulatory obligations of the Company;

         (ii) the sale by the Company to RSL of 3,250,000 shares of original issue common stock of Company at a price of $.01 per share in conjunction with the sale by Peter N. Chapman and William J. Peacock to RSL of an aggregate of an additional 2,990,402 shares for the nominal price of $.0001 per share;

         (iii) the resignation of four of the five then present directors of the Company, pursuant to which Terence G. Galgey, William J. Peacock, A. Joseph Tandet, and Carl Kuehner resigned as directors of the Company, which resignations became effective as of October 1, 1994;

         (iv) the replacement of the resigning directors by two designees of RSL, Adrian P. Kirby and Christopher N.C. Jones, and the reduction in the size of the Board from five to three persons; and

         (v) the resignations of Messrs. Galgey, Peacock, Tandet, and Kuehner as officers of the Company, which resignations became effective as of October 1, 1994.

         The closing of the RSL Agreement took place on September 9, 1994. As a result of the RSL Agreement, RSL acquired 25% of the issued and outstanding Common Stock of the Company. The newly constituted board of directors took office on October 1, 1994, ten days after a Notice to Shareholders, prepared in accordance with Rule 14f-1 of the Exchange Act was mailed to the Company's shareholders. Thereafter, Adrian P. Kirby was appointed as Chairman and Chief Executive Officer of Company and Christopher N.C. Jones was appointed as its Executive Vice President. Prior to their taking office, neither Mr. Kirby nor Mr. Jones held any offices, employments, directorships or other affiliations with the Company. Peter N. Chapman continued to hold the positions of Secretary, Treasurer and a director of the Company. On February 15, 1995, Mr. Jones was removed for cause by the remaining members of the board and Robert D. Evans was appointed to fill the vacancies created by Mr. Jones's removal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions and Business
Relationships with Management

         Service and Employment Agreements. Following the November 16, 1992 reverse acquisition (the "Reverse Acquisition") whereby the Company acquired 100% of the issued and outstanding common stock of TRP, the Company entered into agreements, directly or indirectly,(1) with A. Joseph Tandet and the four other executive officers who were appointed as executive officers of the Company pursuant to the Reverse Acquisition. Such agreements provided for services to, or employment by, the Company.

         1. A service agreement, dated November 16, 1992, with Galgey Financial Services Limited CGFSL") providing for the services of its president, Terence G. Galgey (the "Galgey Service Agreement");

         2. A service agreement, dated November 16, 1992, with Oform Associates Limited ("Oform") providing for the services of its executive vice president, William J. Peacock (the "Peacock Service Agreement");

         3. A service agreement, dated November 16, 1992, with Chapman & Chapman ("C&C") providing for the services of its treasurer and secretary, Peter
N. Chapman (the "Chapman Service Agreement"); and

         4. An employment agreement, dated October 21, 1992, with A. Joseph Tandet providing for Mr. Tandet's employment as the vice president of the Company and as president of LPPL Corp. (the "Tandet Employment Agreement" and collectively, the "Service Agreements").

-------------------
(1) The Company's respective Service Agreements with GFSL, Oform, and C&C each of the foregoing acknowledged to the Company that Messrs. Galgey, Peacock or Chapman, as appropriate, was its exclusive employee, that each such individual's services were being furnished to the Company as an independent contractor, and that accordingly, to the extent that all applicable laws and regulations allowed, the responsibility of complying with all statutory and legal requirements relating to each such respective individual as an employee, would be discharged wholly by GFSL, Oform or C&C, as applicable. The Service Agreements further provided that in the event any person should seek to establish any liability or obligation upon the Company on the grounds that any of the respective individuals is an employee of the Company, GFSL, Oform or C&C, as appropriate, would indemnify the Company and keep it indemnified in respect of any liability or obligation and any related costs, expenses or other losses which the Company incurred in connection therewith.

Settlements With Officers and Directors

         The Company was unable in varying degrees to meet its financial obligations under the Service Agreements. As a result, the Company accrued contractual liabilities arising from unpaid salaries and unreimbursed expenses. In connection with the RSL Agreement, on August 22, 1994 the Company entered into separate settlement agreements with the contracting parties under the respective service and employment agreements. On October 3, 1994 these agreements were completed. In connection with the RSL stock acquisition and change in management, Messrs. Galgey, Peacock, Chapman, Tandet and Kuehner entered into separate settlement and release agreements with the Company whereby they accepted, in full and final settlement of any claims they may have had against the Company respecting accrued but unpaid compensation and reimbursable expenses, shares of the Company's common stock, valued at approximately $.06 per share, as follows:

                                Amount of              Number of
      Name                      Liability            Shares Issued
------------------              ---------            -------------
Terence G. Galgey                $83,352               1,250,000
William J. Peacock                98,103               1,575,000
Peter N. Chapman                 100,648               1,625,000
Carl Kuehner                      46,354                 800,000


         In addition, in consideration of Mr. Tandet's agreeing to render extensive legal services in connection with certain litigation matters of the Company and its subsidiary LPPL Corp., the Company agreed to issue 500,000 shares to Mr. Tandet, at such time as the Company's certificate of incorporation is amended so as to increase its authorized capital stock.

         Should the shareholders approve the Reincorporation Proposals, the Company will issue 50,000 shares of Atlantic Common Stock in lieu of the 500,000 shares of the Company's Stock in accordance with the Exchange Ratio.

Loan From Affiliate

         During the year ended December 31, 1994 and the period subsequent thereto, the Patchouli Foundation has made loans to the Company to cover costs and expenses incurred in connection with various corporate activities, including without limitation, legal, accounting and filing fees incurred in connection with the preparation of the Company's annual reports on Forms 10-K for the years ended December 31, 1993 and 1994. As of September 30, 1995, such loans aggregate to approximately $79,000.

Relationship Between the Company and Atlantic Properties, Ltd.

         On February 15, 1995, the Company's current officers and directors, founded Atlantic Properties, Ltd., a Delaware corporation, for the purpose of engaging in business of acquiring, developing, re-developing, owning, selling, leasing and managing residential leisure and other types of real estate properties. In consideration of the services rendered and unreimbursed expenses incurred in connection with its organization, Atlantic Properties, Ltd. issued
105,000 shares, constituting approximately 2.5% of its total issued and outstanding common stock to the Company. On March 30, 1995, Atlantic Properties, Ltd. filed a registration statement on Form S-11 with the Securities and Exchange Commission (SEC File No. 33-90790), which was declared effective on November 11, 1995. The 105,000 shares owned by the Company were included therein to be registered under the Securities Act of 1933, as amended, for distribution, on a pro rata basis, to the holders of Company's common stock of record, on a date to be determined, at the rate of one share of common stock for every two hundred thirty-eight (238) shares of the Company's Common Stock, without any Consideration being paid by such shareholders. Notwithstanding the foregoing, any person who holds Shares of the Company as of the initial record date in an amount of less than two hundred thirty-eight (238) will receive one share of Atlantic Properties, Ltd. common stock.

                             SOLICITATION OF PROXIES

         This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Special Meeting, and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold Shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such Shares. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.

                       NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

         IT IS  IMPORTANT  THAT  PROXIES  BE  RETURNED  PROMPTLY.  SHAREHOLDERS,
WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                      By Order of the Board of Directors



                                      /s/ Adrian P. Kirby
                                      ----------------------------------------
                                      Adrian P. Kirby, Chairman, President and
                                      Chief Executive Officer

February 9, 1996

                          INDEX TO FINANCIAL STATEMENTS

LITTLE PRINCE PRODUCTIONS AND SUBSIDIARIES

   Pro Forma Condensed Balance Sheet as of
    September 30, 1995 (Unaudited).......................................... F-3
   Pro Forma Condensed Consolidated Statement of Operations for the Year
     Ended December 31, 1994 and Nine Months Ended
     September 30, 1995 (Unaudited)......................................... F-5

   Consolidated Balance Sheet as of September 30, 1995 (Unaudited).......... F-6
   Consolidated Statement of Operations for the Nine Months Ended
    September 30, 1995 (Unaudited).......................................... F-7
   Consolidated Statement of Cash Flows for the Nine Months
    Ended September 30, 1995 (Unaudited).................................... F-8
   Notes to Financial Statement ............................................ F-9

Independent Auditor's Report................................................F-10
Financial Statements:
   Consolidated Balance Sheets for the Year Ended December 31, 1994.........F-11
   Consolidated Statements of Operations for the Year
     Ended December 31, 1994................................................F-13
   Consolidated Statements of Shareholders' Deficit for the Year
    Ended December 31, 1994.................................................F-14
   Consolidated Statements of Cash Flows for the
     Year Ended December 31, 1994...........................................F-15
   Notes to Financial Statements............................................F-17

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         LPPL Corp. currently represents substantially all of the Company's assets. The Board has requested that the shareholders grant the Board authority to either sell or dissolve LPPL Corp. In determining the specific manner in which to effectuate the LPPL Proposals, the Board will act in accordance with its legally imposed fiduciary duties and select that method which provides the greatest value to the Company and its shareholders. The Board contemplates that, under either method, the sale or dissolution of LPPL Corp. will occur within a date not exceeding three months from the date of the Meeting.

         Set forth below is unaudited historical and pro forma financial information for the Company as of September 30, 1995. The pro forma balance sheet information has been prepared assuming that the sale or dissolution of LPPL Corp. occurred on September 30, 1995. The pro forma information is based on the historical financial information of the Company and should be read in conjunction with the historical financial statements and notes of the Company included in this Proxy Statement. In the opinion of management, all material adjustments necessary to reflect the effects of the transactions have been made.

         The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transaction had been consummated in the period presented, or on any particular date in the future, nor does it purport to represent the financial position for future periods.


                        LITTLE PRINCE PRODUCTIONS LIMITED

             PROFORMA CONDENSED BALANCE SHEET AT SEPTEMBER 30, 1995

                                                 Condensed
                                                 Historical       Proforma       Proforma
                                                Balance Sheet     Adjustments   Balance Sheet
                                                -------------     -----------   -------------
                                                      $                $              $

ASSETS

CURRENT ASSETS

Cash and cash equivalents                            4,122        (4,122)(1)
Investment in US Government bond Fund                  683          (683)(1)
Prepaid expenses and taxes                              --            --
Loan to officer of company                           2,000        (2,000)
Amount owing from Riparian Securities Limited           --            --
Due from former partner in Joint Venture             5,000        (5,000)(1)
Amounts due from former subsidiary                      --         8,829(2)         8,829
                                                   -------       -------           ------

Total current assets                                11,805        (2,976)           8,829

OTHER ASSETS

Production and distribution rights                   5,625        (5,625)(1)           --
Investment in joint ventures                         3,728        (3,728)(1)           --
                                                   -------       -------           ------

Total other assets                                   9,353        (9,353)(1)           --

TOTAL ASSETS                                        21,158        12,329            8,829
                                                   =======       =======           ======
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade creditors                                    150,067      (146,294)(3)        3,773
Provision for legal fees                            10,000            --           10,000
Accrued audit fees                                  16,000            --           16,000
Provision for secretarial services                   4,000            --            4,000
Loan from major shareholder                         78,808        78,808
                                                   -------       -------          -------
TOTAL LIABILITIES                                  258,875      (146,294)         112,581(4)

SHAREHOLDERS' EQUITY
Common stock $.01 par value
Authorized - 25,000,000 shares
Issued and outstanding - 24,999,236 shares         249,992            --          249,992
Additional paid-in capital                       3,006,891            --        3,006,891
Accumulated deficit                             (3,494,600)      133,965(1)    (3,360,635)
                                                 ---------       -------        ---------
Total shareholders' equity                        (237,717)      133,965         (103,752)

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY
                                                    21,158       (12,329)           8,829
                                                 =========       =======        =========

Adjustments to Unaudited Pro Forma Balance Sheet

(1) The pro forma adjustments have been prepared under the assumption that the Company will receive $1 upon the sale or dissolution of LPPL Corp. The adjustments reflect those assets and liabilities attributable to LPPL Corp. that will no longer be included in the Company's consolidated balance sheet after LPPL Corp.'s dissolution or sale.

(2) This adjustment reflects indebtedness due from LPPL Corp. to the Company and assumes such amount will be repaid in full.

(3) The Company anticipates that the purchaser of LPPL Corp., if any, will assume this liability.

(4) As discussed under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Future Liquidity" the Company is dependent, in the short term, on continued loans from the Patchouli Foundation to pay its current liabilities and, in the long term, on the acquisition of suitable businesses that will enable the Company to become profitable.


                                                  LITTLE PRINCE PRODUCTIONS LIMITED
                                             PROFORMA CONDENSED STATEMENT OF OPERATIONS

                                                    Year ended December 31, 1994               9 Months ended September 30, 1995

                                            Condensed                                     Condensed
                                            Historical                    Proforma        Historical                    Proforma
                                           Statement of    Proforma     Statement of     Statement of    Proforma     Statement of
                                            Operations    Adjustments    Operations       Operations    Adjustments    Operations
                                                $              $              $                $             $              $

Net sales                                       7,029       (7,029)             --          14,125        (14,125)            --

Operating Costs                              (102,434)      58,421(1)      (44,013)(2)     (89,592)        29,241(1)     (60,351)(2)
                                           ----------     --------      ----------      ----------        -------     ----------

Loss from continuing operations before        (95,405)      51,392         (44,013)        (75,467)        15,116        (60,351)

Interest income                                   663         (663)             --             214           (214)            --
                                           ----------     --------      ----------      ----------        -------     ----------

Loss from continuing operations before        (94,742)      50,729         (44,013)        (75,253)        14,902        (60,351)
provision for income taxes

Provision for income taxes                         --           --              --              --             --             --
                                           ----------     --------      ----------      ----------        -------     ----------
NET LOSS                                      (94,742)      50,729         (44,013)        (75,253)        14,902        (60,351)
                                           ==========     ========      ==========      ==========        =======     ==========
Loss per share (cents)                          (0.57)                       (0.26)          (0.30)         (0.24)

Average number of shares outstanding       16,711,564                   16,711,584      24,999,236                    24,999,236
                                           ==========     ========      ==========      ==========        =======     ==========

Adjustments to Unaudited Pro Forma Condensed Statement of Operations

(1) The pro forma adjustment to the "Operating Costs" represents those costs attributable to the operations of LPPL Corp., which costs the Company is not expected to incur after the sale or dissolution of LPPL Corp.

(2) The pro forma "Operating Costs" after adjustment constitute those operating costs attributable to the Company and not LPPL Corp. that are expected to continue after the sale or dissolution of LPPL Corp. These costs generally comprise legal and auditing fees incurred by the Company.

                           Consolidated Balance Sheets
                                   (unaudited)

                                                    September 30,   December 31,
                                                         1995           1994
ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $    4,122     $    5,241
Investment in U.S. Government Bond Fund                       683         10,900
Prepaid expenses and taxes                                     --            612
Loan to officer of company                                  2,000          2,000
Amount due from Riparian Securities Limited                    --          2,770
Due from former partner in Joint Venture                    5,000         18,930
                                                       ----------     ----------

Total current assets                                       11,805         40,453

PROPERTY AND EQUIPMENT - AT COST
Furniture, fixtures and equipment                              --             --
Less: Accumulated depreciation                                 --             --
                                                       ----------     ----------
Net property and equipment                                     --             --

OTHER ASSETS
Production and distribution rights                          5,625          7,500
Investment in joint ventures                                3,728          3,728
                                                       ----------     ----------

Total other assets                                          9,353         11,228
                                                       ----------     ----------

TOTAL ASSETS                                           $   21,158     $   51,681
                                                       ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade creditors                                        $  150,067     $  159,145
Provision for legal fees                                   10,000         20,000
Accrued audit fees                                         16,000         27,500
Provision for secretarial services                          4,000          7,500
Short term loans from major shareholder                    78,808           --
                                                       ----------     ----------
Total current liabilities                                 258,875        214,145

NON-CURRENT LIABILITIES                                        --             --
                                                       ----------     ----------

TOTAL LIABILITIES                                         258,875        214,145

SHAREHOLDERS' EQUITY
Common stock $0.01 par value
Authorized - 25,000,000 shares
Issued and outstanding - 24,999,236 shares                249,992        249,992
Additional paid-in capital                              3,006,891      3,006,891
Accumulated deficit                                    -3,494,600     -3,419,347
                                                       ----------     ----------

Total shareholders' deficit                              -237,717       -162,464
                                                       ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $   21,158     $   51,681
                                                       ==========     ==========


                      Consolidated Statement of Operations
                                   (unaudited)
                                               Three Months ended              Nine Months ended
                                                 September 30,                   September 30,
                                          -------------------------      --------------------------
                                              1995          1994             1995          1994
                                          -----------   -----------      ------------   -----------

Net sales                                 $     8,525   $       121      $     14,125   $     2,220
Operating costs                               -24,141       -20,968           -89,592       -65,345
                                          -----------   -----------      ------------   -----------

Loss from continuing operations               -15,616       -20,847           -75,467       -63,125
Interest income                                     -           179               214           576
Interest expense                                   --            --                --            --
                                          -----------   -----------      ------------   -----------

Loss from continuing operations before
  provision for income taxes                  -15,616       -20,668           -75,253       -62,549
Provision for income taxes                         --            --                --            --

Loss from continuing operations after         -15,616       -20,668           -75,253       -62,549
  provision for income taxes
Loss from discontinued operations                  --            --                --      -324,878
Gain on disposal of subsidiary                     --            --                --       287,428
                                          -----------   -----------      ------------   -----------

NET LOSS                                      -15,616       -20,668           -75,253       -99,999
                                          ===========   ===========      ============   ===========

Loss per share (cents)                          -0.06         -0.15             -0.30         -0.71
                                          ===========   ===========      ============   ===========

Average number of shares outstanding       24,999,236    13,999,236        24,999,236    13,999,236
                                          ===========   ===========      ============   ===========

                      Consolidated Statement of Cash Flows
                                   (unaudited)

                                                             Nine Months ended
                                                                September 30,
                                                            --------------------
                                                              1995        1994

OPERATING ACTIVITIES
Net loss                                                    $-75,253    $-99,999
Adjustments to reconcile net loss to Net Cash
  Provided by Operating Activities:
  Depreciation                                                1,875        2,423
  Minority interests                                             --           12
Change in Asset and Liabilities:
  Accounts Receivable and Other Debtors                      17,312       97,185
  Development Properties                                         --      406,163
Increase/(Decrease) in Liabilities:
  Accounts payable and Accrued Expenses                     -34,078      159,706
  Effect of foreign currency exchange rate
    changes on cash and cash equivalents                         --           --
  Adjustment on disposal of subsidiary                           --     -287,428
                                                            -------     --------

Total Adjustments                                           -14,891      378,061
                                                            -------     --------

NET CASH - OPERATING ACTIVITIES                             -90,144      278,062
INVESTING ACTIVITIES:
Proceeds on disposal of subsidiary                               --            1
Proceeds on disposal of US Government Bonds                  10,217           --
                                                            -------     --------

NET CASH - INVESTING ACTIVITIES                              10,217            1
FINANCING ACTIVITIES
New short term loans                                         78,808           --
Repayment of loans                                               --     -315,283
Bank Overdrafts                                                  --       18,624
Cash released on disposal of subsidiary                          --       -2,290
                                                            -------     --------

NET CASH - FINANCING ACTIVITIES                              78,808     -298,949

NET (DECREASE)/INCREASE IN CASH
  AND CASH EQUIVALENTS                                       -1,119      -20,886

CASH AND CASH EQUIVALENTS -
  BEGINNING                                                   5,241       29,933
                                                            -------     --------

CASH AND CASH EQUIVALENTS - END                               4,122        9,047
                                                            =======     ========

                          NOTES TO FINANCIAL STATEMENTS
                             (Revised and Unaudited)


                          PART I. FINANCIAL STATEMENTS

         The balance sheet as of September 30, 1995, the statements of operations for the six months ended September 30, 1994 and 1995, and the statement of cash flows for the six months ended September 30, 1994 and 1995 have been prepared by registrant without audit. The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results for the interim periods.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in registrant's Form 10-K for the year ended December 31, 1994.

                          Independent Auditor's Report

The Directors and Shareholders,
Little Prince Productions, Ltd.

We have audited the consolidated balance sheets of Little Prince Productions, Ltd., and subsidiaries at December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Little Prince
Productions, Ltd., and subsidiaries as of December 31, 1994 and 1993, and the consolidated results of its operations and cash flows for each of three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


New York, New York
October 27, 1995                            Moore Stephens LP
                                            ------------------------------------

                         Little Prince Productions, Ltd.
                                and Subsidiaries


                           Consolidated Balance Sheets

                                                   31st December   31st December
                                                        1994            1993
                                                    -----------     -----------
Assets                                              $               $

Current Assets

Cash and cash equivalents                                 5,241          29,933
Investment in US Government Bond Fund
  (note 6)                                               10,900          20,000
Prepaid expenses and taxes                                  612          27,807
Settlement proceeds receivable (note 11)                     --          50,000
Development properties (note 7)                              --       3,548,150
Other debtors (note 13)                                  23,700          74,181
                                                    -----------     -----------
         Total current assets                            40,453       3,750,071

Property and Equipment-At Cost

Furniture, fixtures and equipment                            --           2,996
Less: Accumulated depreciation                               --          (1,033)
                                                    -----------     -----------
Net property and equipment                                   --           1,963

Other Assets

Production rights (note 8)                                7,500          10,000
Investment in joint ventures                              3,728             728
         Total other assets                              11,228          10,728
                                                    -----------     -----------
         Total Assets                               $    51,681     $ 3,762,762
                                                    ===========     ===========


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries


                           Consolidated Balance Sheets

                                                   31st December   31st December
                                                        1994            1993
                                                    -----------     -----------
Liabilities and Shareholders' Deficit               $               $

Current Liabilities

Accounts payable                                        159,145         743,420
Mortgage loan (note 9)                                       --       2,516,589
Bank loan (note 9)                                           --         723,325
Other current liabilities (note 14)                      55,000         219,547
                                                    -----------     -----------
         Total current liabilities                      214,145       4,202,881

Minority shareholders' interests                             --          85,309
                                                    -----------     -----------
                                                        214,145       4,288,190

Shareholders' Deficit

Common stock $0.01 par value
  Authorized-25,000,000 shares
  Issued and outstanding
    24,999,236 shares (1993: 13,999,236)
    (note 18)                                           249,992         139,992
Additional paid-in capital                            3,006,891       2,621,735
Accumulated deficit                                  (3,419,347)     (3,019,251)
Foreign currency translation adjustment
  (note 17)                                                  --        (267,904)
                                                    -----------     -----------
         Total shareholders' deficit                   (162,464)       (525,428)
                                                    -----------     -----------

Total Liabilities and Shareholders' Deficit         $    51,681     $ 3,762,762
                                                    ===========     ===========


    The accompanying notes are an integral part of these financial statements


                         Little Prince Productions, Ltd.
                                and Subsidiaries


                      Consolidated Statements of Operations

                                                                 Year ended 31st December
                                                      --------------------------------------------
                                                           1994             1993           1992
                                                      ------------    ------------    ------------

Net sales (note 2)                                    $      7,029    $     12,726    $        300
Operating costs                                           (102,434)       (189,594)       (169,538)

(Loss)/income from continuing operations                   (95,405)       (176,868)       (169,238)
Interest income (note 3)                                       663             698             117
                                                      ------------    ------------    ------------

(Loss)/income from continuing operations before
  provision for income taxes                               (94,742)       (176,170)       (169,121)
Provision for income taxes (note 4)                             --              --              --
                                                      ------------    ------------    ------------

Loss from continuing operations after provision for
  income taxes                                             (94,742)       (176,170)       (169,121)

Discontinued Operations
(Loss)/income from discontinued operations (note 5)       (324,878)     (2,195,149)        162,565
Gain on disposal of subsidiary (note 16)                   287,428              --              --
                                                      ------------    ------------    ------------

Net Loss                                                  (132,192)     (2,371,319)         (6,556)
                                                      ============    ============    ============
Loss per share:
  Continuing Operations                                      (0.01)          (0.01)          (0.01)
  Discontinued Operations                                    (0.02)          (0.16)           0.01
  Gain on disposal of subsidiary                              0.02              --              --
                                                      ------------    ------------    ------------
Net loss                                                     (0.01)          (0.17)             --
                                                      ============    ============    ============

Average number of shares outstanding                    16,711,564      13,999,236      13,999,236
                                                      ============    ============    ============


    The accompanying notes are an integral part of these financial statements


                                                  Little Prince Productions, Ltd.
                                                          and Subsidiaries


                                                          Consolidated Statements of Shareholders' Deficit

                                                                Common Stock
                                                            --------------------
                                                                                                 Foreign
                                                                                   Additional   Currency
                                                             Number of               Paid-in   Translation   Accumulated
                                                               Shares    Amount     Capital    Adjustment     Deficit      Total
                                                            ----------  --------   ----------    --------   -----------   ---------

Balance-31st December 1991                                     393,022  $105,680   $1,832,911    $229,856     $(641,376) $1,527,071
Issuance of ordinary shares                                    206,399    19,918      857,947          --            --     877,865
Business combination (note 1)
  Recapitalization adjustment
    Founder shares                                            (30,000)   (48,984)      48,984          --            --          --
    Ordinary shares                                          (551,119)   (47,102)      47,102          --            --          --
    Deferred shares                                           (18,302)   (29,512)      29,512          --            --          --

  Issuance of Common Stock in Exchange for Stock of TRP     11,899,236   118,992     (118,992)         --            --          --
  Acquired Equity Section of LLP (note 1)                    2,100,000    21,000      (75,729)         --            --     (54,729)
Translation adjustment                                              --        --           --    (476,024)           --    (476,024)
Net loss for the year                                               --        --           --           --       (6,556)     (6,556)
                                                            ----------  --------   ----------    --------   -----------   ---------

Balance-31st December 1992                                  13,999,236   139,992    2,621,735    (246,168)     (647,932)  1,867,627
Translation adjustment                                              --        --           --     (21,736)           --      21,736)
Net loss for the year                                               --        --           --          --    (2,371,319) (2,371,319)
                                                            ----------  --------   ----------    --------   -----------   ---------

Balance-31st December 1993                                  13,999,236   139,992    2,621,735    (267,904)   (3,019,251)   (525,428)
Issuance of ordinary shares-October 3, 1994                 11,000,000   110,000      385,156          --            --     495,156
Translation adjustment                                              --        --           --          --            --          --
Transfer through reserves on disposal of subsidiary                 --        --           --     267,904      (267,904)         --
Net loss for the year                                               --        --           --          --      (132,192)   (132,192)
                                                            ----------  --------   ----------    --------   -----------   ---------

Balance-31st December 1994                                  24,999,236  $249,992   $3,006,891    $     --   $(3,419,347)  $(162,464)
                                                            ==========  ========   ==========    ========   ===========   =========


    The accompanying notes are an integral part of these financial statements


                         Little Prince Productions, Ltd.
                                and Subsidiaries


                      Consolidated Statements of Cash Flows
                                                                           Year ended 31st December
                                                                  -----------------------------------------
                                                                       1994          1993           1992
                                                                  -----------    -----------    -----------
Operating Activities
  Net loss                                                        $  (132,192)   $(2,371,319)   $    (6,556)
  Adjustments to reconcile net loss to
    Net Cash Provided by Operating Activities:
      Depreciation and amortization                                     3,048         36,090          2,560
      Effect of foreign currency exchange rate
      changes on cash and cash equivalents                                 --         25,019        (65,825)
      Adjustment on disposal of fixed assets                               --           (148)        13,855
      Minority interests                                                   12         (3,799)        (9,900)
      Capitalization of interest as development properties cost            --        207,678        497,593
      Adjustment on disposal of subsidiary (see note 16)             (287,428)            --             --
  Change in Assets and Liabilities:
    (Increase)/Decrease in Assets:
    Accounts Receivable and other debtors                              94,413      1,951,428     (1,529,579)
    Development properties                                            406,163      2,522,337        784,809
    Increase/(Decrease) in Liabilities:
    Accounts payable and other current liabilities                    151,640     (1,026,516)       428,450
    United Kingdom Corporation Tax refunded                              --           13,579             --
  Net Cash Provided-Operating Activities                              235,656      1,354,349        115,407
                                                                  -----------    -----------    -----------
Investing Activities:
  Proceeds on disposal of assets                                           --            148             --
  Capital expenditure                                                      --           (703)        (2,345)
  Purchase of US Government Bonds                                          --        (20,000)            --
  Proceeds on disposal of subsidiary                                        1             --             --
  Proceeds on disposal of US Government Bonds                           9,100             --             --
  Investment in joint venture                                          (3,000)            --             --
  Business Combinations-Cash Acquired                                      --             --         58,403
  Cash released on disposal of subsidiary                              (2,290)            --             --
                                                                  -----------    -----------    -----------

Net Cash Provided/(Used)-Investing Activities                           3,811        (20,555)        56,058
                                                                  -----------    -----------    -----------

    The accompanying notes are an integral part of these financial statements


                         Little Prince Productions, Ltd.
                                and Subsidiaries


                Consolidated Statements of Cash Flows (Continued)

                                                                           Year ended 31st December
                                                                  -----------------------------------------
                                                                      1994           1993           1992
                                                                  -----------    -----------    -----------

Financing Activities                                              $              $              $
  Issuance of common stock                                             32,500             --             --
  New short term loans                                                     --             --      1,103,447
  Repayment of loans                                                 (315,283)    (1,360,235)    (1,472,088)
  Bank overdrafts                                                      18,624             --         (1,578)
                                                                  -----------    -----------    -----------

Net Cash Used-Financing Activities                                   (264,159)    (1,360,235)      (370,219)
                                                                  -----------    -----------    -----------

Net Decrease in Cash and Cash Equivalents                             (24,692)       (26,441)      (198,754)
Cash and Cash Equivalents-Beginning of Years                           29,933         56,374        255,128
                                                                  -----------    -----------    -----------

Cash and Cash Equivalents-End of Years                                  5,241         29,933         56,374
                                                                  ===========    ===========    ===========
Supplemental Disclosure

During 1994,     7,750,000    common  shares of $0.01 each were issued in respect of cancellation of liabilities amounting to $462,657 (see note 18)
                                                                      1994          1993           1992
                                                                  -----------    -----------    -----------
    Cash paid during the year for:                                 $       34    $       876    $     1,352
                                                                  ===========    ===========    ===========
      Interest (net of amount capitalized)

      Income taxes paid                                                   --             --             --
                                                                  ===========    ===========    ===========


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries


                        Notes to the Financial Statements
                               31st December 1994

1.       Summary of Significant Accounting Policies

Business Combination. The accompanying consolidated financial statements give effect to the business combination of Little Prince Productions, Ltd. and Tyne River Properties plc as a reverse acquisition on 16th November 1992 under the purchase method of accounting. Tyne River Properties plc was as at 31st December 1993, a subsidiary of Little Prince Productions, Ltd. On 29th March 1994, Tyne River Properties plc and all other United Kingdom subsidiaries were sold for (pound)1 (see note 5). The financial results in respect of each of the two years ended 31st December 1993 have been restated so as to show the financial results of Tyne River Properties Plc as a discontinued operation. The financial results included in respect of Tyne River Properties plc are for the years ended 31st December 1992 and 1993, and for the period up to 29th March 1994.

On 16th November 1992 Little Prince Productions, Ltd. acquired 100% of the issued share capital of Tyne River Properties plc, a company incorporated in the United Kingdom, in exchange for 11,899,236 shares of Little Prince Productions, Ltd. common stock, composing upon their issuance, approximately 85% of the common stock of the Company, issued and outstanding. Due to the relative size of the companies, Tyne River Properties plc was deemed the purchaser. For accounting purposes, the acquisition was treated as a recapitalization of Tyne River Properties plc with Tyne River Properties plc the acquirer (reverse acquisition). The statement of operations for the year ended 31st December 1992 reflects the operations of the Company and LPPL Corp. from 16th November 1992 onwards.

As at 31st December 1993 Tyne River Properties plc owned all of the issued and outstanding capital stock of the following companies, all of which are incorporated in England, and whose principal activity was property development, unless otherwise indicated:

         Exchange Buildings Limited
         Pandon Developments Limited
         Selective Construction Projects plc (88.8% interest)
         Period and Country Estates Limited (Dormant)

Little Prince Productions, Ltd. also owned all of the issued and outstanding common stock of LPPL Corp. Formerly inactive until 17th November 1992, this company is now involved in the presentation of theatrical performances.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated on consolidation.

Basis of accounting, fiscal year

The financial statements are presented on the accruals basis of accounting and the fiscal year ends on 31st December of each year.

         Net sales

         Net sales comprised royalty income.

         Depreciation

    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries



                        Notes to the Financial Statements
                               31st December 1994


         Fixtures and fittings are depreciated over four years on the straight line basis.

         Development properties

         Development properties are included in the balance sheet date at the lower of cost (including attributable interest and overheads) and net realizable value.

         Production rights

         Production rights are amortized by systematic charges to income over the estimated remaining life of such rights pursuant to APB17 and the provisions of FAS63. Usually capitalized rights are amortized based on the estimated number of future showings, however, the rights provide for unlimited showings over the period of the agreement and in management's opinion, the estimated number of future showings are not determinable. Where applicable, an additional charge is made in order to write down the value of the rights to their perceived value.

         Foreign currency translation

         Balance sheet amounts denominated in United Kingdom sterling have been translated into U.S. dollars using the year end rate of exchange. Operations results denominated in United Kingdom sterling have been translated into U.S. Dollars using the average annual rate of exchange.

         Cash and cash equivalents

         For the purposes of the statement of cash flows, the Company considers highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         Net loss per share

         Net loss per share is computed by dividing the net loss by the average number of common shares outstanding during the period.

2.       Net Sales


           Net sales comprised:               1994                1993
                                             ------              -------

           Royalty income                    $7,029              $12,726
                                              =====               ======

         Virtually all royalty income is derived from one payor. The income arises from the Company's interest in various theatrical productions.


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994


3.       Interest Income


                                             1994                1993
                                            ------              ------
           Bank interest                     $663                $698


4.       Provision for Income Taxes

         No liability to income taxes arises due to the losses of the Company and its subsidiary.

         As of January 1,1993 the Company adopted Statement of Accounting Standards No. 109 ("FAS 109"), Accounting for Income Taxes. In prior years the Company followed the provisions of Accounting Principles Board Opinion 11. Prior year financial statements have not be restated to reflect the provisions of FAS 109.

         No cumulative effect of the change in accounting principle to FAS 109 is recorded in the statement of operations as the gross deferred asset of $1,160,000 has been offset by a valuation allowance of the same amount. The gross asset arises from net operating loss carryovers; however, management believes that there will not be enough taxable income in the future to utilize the losses and therefore a valuation allowance has been established for the full amount of the asset.

         The Company has approximately $2,910,400 of net operating losses which can be used to offset future federal taxable income. The losses expire as follows:

               1996                                      $671,000
               1997                                        50,000
               1998                                        14,200
               1999                                        12,600
               2003                                       236,400
            Thereafter                                  1,926,200
                                                       ----------
                                                       $2,910,400
                                                       ==========

5.       (Loss) Income from Discontinued Operations

         (Loss) income from discontinued operations relates to the financial results of Tyne River Properties Plc., which company was sold on 29th March 1994. The results comprised:


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries




                        Notes to the Financial Statements
                               31st December 1994

5.       (Loss) / Income from Discontinued Operations-Continued

                                             1994         1993          1992
                                           --------    ----------    ----------
                                              $             $             $
Net sales:
         Sale of properties                 524,175     3,062,958     1,684,280
         Rental income                          122        28,307        35,466
                                           --------    ----------    ----------
                                            524,297     3,091,265     1,719,746
Operating costs:
         Provision of foreseeable losses
          on development contacts                --        (509,190) (1,088,971)
         Write back of prior year
          provision against land and
          buildings held for                     --            --       156,651
          development
         Write down of land and
          buildings held for
          development to net realizable          --      (152,494)     (155,710)
          value
         Insurance proceeds on
          destination of property                --            --     1,398,186
         Other operating costs             (849,365)   (4,744,123)   (1,799,013)
                                           (849,365)   (5,405,807)   (1,488,857)
         (Loss)/Income from operations     (325,068)   (2,314,542)      230,889
         Interest income                        212         3,370         7,307
         Interest expense                       (34)         (876)       (1,352)
                                           --------    ----------    ----------
         (Loss)/Income before
           provision for income taxes      (324,890)   (2,312,048)      236,844
         Provision for income taxes              --       113,056       (85,346)
                                           --------    ----------    ----------
         (Loss)/income after provisions
           for income taxes                (324,890)   (2,198,992)      151,498
         Minority interests                      12         3,843        11,067
                                           --------    ----------    ----------
         Net (loss)/income                 (324,878)   (2,195,149)      162,565
                                           ========    ==========    ==========



    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994


During the year ended 31st December 1992, a property which formed part of a development project being undertaken by a subsidiary was destroyed by fire. The property has since been demolished upon the recommendation of the group's insurers. The insurance proceeds, which were received in 1993, were $1,859,949 ((pound)91,228,500 at 1992 year end rates); deducting costs attributable to that development project gives rise to an exceptional profit of $1,398,186.

Interest Costs

                                                     1994               1993
                                                   -------            --------
On bank loans and overdrafts                       $74,042            $404,459
On other loans                                          34                 876
                                                   -------            --------
                                                    74,076             405,335

Transfer to development properties (note 7)        (74,042)           (404,459)
                                                   -------            --------
Interest expense                                        34                 876
                                                   =======            ========
Provision for Income Taxes

                                                     1994               1993
                                                   -------            --------
United Kingdom corporation tax on profits for
 the year at 33%                                   $    --            $     --
United Kingdom corporation tax recoverable              --            (113,056)
                                                   -------            --------
                                                   $    --            $113,056
                                                   =======            ========
6.       Investment in US Government Bond Fund

         The investment in US Government Bond Fund relates to an investment in a mutual fund comprised of short term debt securities issued by the US Treasury and other US Government agencies. As a mutual fund, investment has no stated maturity date.

         On 1 January 1994, the Company adopted Statement of Accounting Standards No. 115 ("FAS 115"), Accounting for Certain Investments in Debt and Equity Securities; the cumulative effect of the change in accounting principle was immaterial. The investment is classified as available for sale securities. At 31st December 1994 cost approximates market. During 1994 there were no material gross unrealized gains.


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994


7.       Development Properties

                                                 1994                 1993

Development properties                         $      --           $3,229,950
Land held for development                             --              318,200
                                               ---------           ----------
                                                      --            3,548,150
                                               =========           ==========

Cumulative interest included in development           --              894,941
properties                                     =========           ==========



         On 29th March 1994 Tyne River Properties plc and all other United Kingdom subsidiaries were sold.

8.       Production Rights

         On 4th April 1980, the President of the Company assigned to the Company all of the Rights relating to theatrical productions which he had received, in connection with an agreement with TLP Productions, Ltd., Editions Gallimard and Solifilm S.A. Such Rights and the related value of the shares then issued were recorded in the Company's books at $80,000 plus additional costs of $6,500 for an extension of the Rights and legal fees totalling $86,500. These Rights were subsequently transferred to LPPL Corp. As at 31st December 1994, the unamortized portion of the Rights was $7,500 (1993: $10,000 after a write down of $28,925 in 1993).

9.       Mortgage and Bank Loans

         The mortgage loan was a revolving facility and was secured on a development property. No repayment date was set for this facility. Interest was charged at the prevailing United Kingdom base mortgage rate as charged to owner occupiers plus 2 per cent.

         The bank loan was secured on a development property. No fixed maturity date existed, but the loan was repayable on demand. Interest was charged at the prevailing United Kingdom bank base rate plus 2 1/2 per cent.


                                              1994          1993         1992
                                            ---------     ---------    ---------
Mortgage Loan
  Maximum amount outstanding ((pound))      1,700,398     2,806,857    3,057,947
  Weighted average interest rate (%)             10.3          10.6         13.3
  Weighted average loan balance ((pound))   1,566,310     1,768,265    2,457,965
  Weighted average interest by value (%)         10.3          10.6         13.4

Bank Loan
  Maximum amount outstanding ((pound))        488,733       488,733      488,733
  Weighted average loan balance ((pound))     488,733       488,733      488,733



    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994


         Due to the nature of the bank loan whereby interest is charged direct to the bank account, no details of the weighted average interest rate and weighted average interest rate by value have been calculated.

         On 29th March 1994, Tyne River Properties plc was sold and consequently the mortgage no longer remain within the group.

10.      Related Parties

                                                  1994                1993
                                                ---------          ---------
Transactions with related parties comprised:
  Emoluments                                    $  43,229          $  56,250
  Consideration to third parties for making
    available the services of directors           171,355            264,375
  Other payments                                       --             35,766
                                                ---------          ---------
                                                 $214,584           $356,391
                                                =========          =========

         Transactions with related parties relate to the following:

                                    1994                   1993
                                ----------             -----------

Mr. A.P. Kirby                  $       --             $        --
Mr. C.N.C. Jones                        --                      --
Mr. T. Galgey                       61,979                  95,625
Mr. W.J. Peacock                    54,688                 120,141
Mr. P.N. Chapman                    54,688                  84,375
Mr. J. Tandet                       25,000                  28,125
Mr. C. Kuehner                      18,229                  28,125
                                ----------             -----------
                                  $214,584                $356,391
                                ==========             ===========

         Mr. W.J. Peacock was a director of the Company, until his resignation in August 1994. Oform Associates Limited, a company incorporated in England, of which Mr. W.J. Peacock is a minority shareholder and non-executive director, provided project management, engineering, design and costing services in respect of the development projects carried out by Pandon Developments Limited (a subsidiary of the Company) and was entitled to receive 5.5 per cent of the construction costs of the project (capped at (pound)6,000,000; $8,880,000 at 1993 year end exchange rates). During the year ended 31st December 1993, $35,766 was paid in respect of these services. From this sum, disbursements were made to the Consulting Engineers and Quantity Surveyors employed by Oform Associates Limited for the provision of their services as follows: the Consulting Engineers were entitled to receive 0.67 per cent of the construction costs of the project and Quantity Surveyors were entitled to receive 1.0035 per cent of the construction costs (capped at (pound)6,000,000; $8,880,000 at 1993 year end exchange rates) from the fee paid to Oform Associates Limited.


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994



         Fees payable in respect of consultancy services provided by Mr. W.J. Peacock in the year amounted to $54,688 (1993 $84,375). All outstanding liabilities due to Mr. W.J. Peacock were sold as part of the settlement agreement (see note 18).

         Mr. T. Galgey was a director of the Company until his resignation in August 1994. Galgey Financial Services Limited of which Mr. T. Galgey is a director and shareholder, provided consultancy services to the Group. Fees payable in respect of such services in the year amounted to $61,979 (1993: $95,625). All outstanding liabilities due to Mr. T. Galgey were settled as part of the settlement agreement (see note 18).

         Mr. P.N. Chapman is a director of the Company. Chapman & Chapman, a firm of Chartered Accountants in which Mr. P.N. Chapman is a partner, provided consultancy and accounting services to the Group. Fees payable in respect of such services in the year amounted to $54,688 (1993:
         $84,375). All outstanding liabilities due to Mr. P.N. Chapman were settled as part of the settlement agreement (see note 18).

         LPPL Corp. maintains its office at 555 Fifth Avenue, New York, N.Y., the office of Mr. J. Tandet, who was the President of the Company until his resignation in August 1994. Mr. Tandet receives no remuneration for this facility from the Company or from LPPL Corp. Fees payable in respect of his services as a director in the year and for managing the affairs of the Company's operating subsidiary, LPPL Corp, amounted to $25,000 (1993: $28,125). All outstanding liabilities due to Mr. J. Tandet were settled as part of the settlement agreement (see note 18).

         Mr. C. Kuehner was a director of the Company until his resignation in August 1994. Fees payable in respect of such services in the year amounted to $18,229 (1993: $28,125). All outstanding liabilities due to Mr. C. Kuehner were settled as part of the settlement agreement (see note 18).

11.      Litigation Settlement Agreements

         On 18th December 1990, an action against Little Prince Productions, Ltd. commenced before the Tribunal de Grande Instance of Paris, France. The Plaintiff was seeking a judicial declaration of the termination of an agreement, along with reimbursement of all sums received and damages and legal fees of approximately $200,000. In February 1992, an agreement was reached to settle the above matter whereby Little Prince Productions, Ltd. was to receive $200,000 in return for giving up certain foreign rights to the "Rights" as follows: $50,000 receivable upon full performance of the Settlement Agreement and four receipts of $25,000 each every three months thereafter with a final receipt of $50,000 by November 1993. At the date of the signing of these financial statements, all monies had been received.

         The Settlement also stipulated that the Company must abandon the corporate name "Little Prince Productions, Ltd." within 18 months from 6th February 1992. As at the date of the signing of these financial statements, the name of the Company has not been changed nor has any action been commenced by the plaintiff. The Company's former Counsel for a rescinded business combination instituted a lawsuit for legal fees of $81,000 in connection therewith. The Company filed a counterclaim against the plaintiff. In December 1992. All parties entered into a settlement agreement and in March 1993, the Group paid $25,000 in full settlement of this matter.

    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994

         In connection with the Group's 41% investment in the production of the musical play "Hearts Desire," the Cleveland Playhouse brought an action in the United States District Court for the Northern District of Ohio for the total sum of $75,000. The litigation was settled for $73,000 in April 1993, with $29,930 applicable to the Group. This amount was settled in the year ended 31st December 1993.

12.      Royalty Agreements

         On 31st December 1992, the LPPL Corp. authorized Theatreworks USA Corp, a New York stage production company which produces plays for family audiences to produce a new musical stage production based upon the literary work entitled `The Little Prince' (the "Work") and geared specifically for a juvenile audience. LPPL Corp. was paid $5,000 in January 1993 as an advance against two per cent (2%) of all gross revenues derived by Theatreworks from the production. No production has yet been mounted.

         On 1st December 1992 LPPL Corp. authorized two independent theatrical producers to produce another new musical stage production based upon the Work, in New York by 31st December 1993, geared for an adult audience. LPPL Corp. received a $2,000 advance in May 1993 of against royalties of 1 1/2 per cent of gross weekly box office receipts increasing to 2% upon recoupment of production costs derived from the production. A production was mounted for one week in October 1993. The show was subsequently closed in order to move to a more suitable location and was reopened on 13th November 1993.

         Pursuant to the terms of their respective agreements with LPPL Corp, the two productions will not be staged at the same time or in the same location.

13.      Other Debtors

         At 31st December 1994 the following components of Other Debtors comprised at least 5% of total current assets:

         Due from Riparian Securities Limited                  $  2,770
         Due from former joint venture partner                   18,930
                                                               --------
                                                                        $ 21,700
                                                                        ========
14.      Other Current Liabilities

         At 31st December 1994 the total of Other Current Liabilities is comprised of accrued professional fees. At 31st December 1993 no single component comprised at least 5% of the balance in this account.


15.      Post Balance Sheet Event

         a. In February 1995, the Company entered into an agreement with Atlantic Properties Limited ("Atlantic"), a company incorporated in the State of Delaware, involved in property development. The terms of this agreement included the Company receiving 2-1/2% of the issued share capital of Atlantic, in return for services provided by directors of the Company to Atlantic.

    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994


         b. On 27th July 1995, an action of the Board of Directors by unanimous written consent resolved to authorize, empower and direct a filing of a Proxy Statement with the Securities and Exchange Commission and such other places as may be required.

16.      Additional Information on Cash Flows

                                              1994          1993        1992
                                         -------------   ---------    ---------
Disposal of subsidiary
Cash and cash equivalents                $     (2,290)   $      --    $      --
Development properties                     (3,141,987)          --           --
Accounts receivable and other debtors         (33,263)          --           --
Property and equipment                         (1,415)          --           --
Accounts payable and accrued income            437,804          --           --
Loans                                        2,924,631          --           --
Bank overdraft                                  18,626          --           --
Minority shareholders' interest                 85,321          --           --
                                         -------------   ---------    ---------
                                               287,427          --           --
Proceeds of disposal                                 1          --           --
                                         -------------   ---------    ---------
Gain on disposal                              $287,428   $      --    $      --
                                         =============   =========    =========

17.      Currency Translation Adjustment

         Changes  in  the  currency  translation   adjustment  included  in  the
         Shareholders' deficit section of the Consolidated Balance Sheet are as follows:

                                                  1994        1993       1992
                                               ---------   ---------  ---------
Currency translation adjustment 1st January    $(267,904)  $(246,168) $ 229,856
Translation adjustments                               --     (21,736)  (476,024)
Adjustment through reserves                      267,904          --         --
                                               ---------   ---------  ---------
Currency translation adjustment 31st December         --    (267,904)  (246,168)
                                               =========   =========  =========


18.      Major Shareholdings

         On 22nd August 1994, the Company entered into certain agreements (the "Agreements") with Riparian Securities Limited ("Riparian"), a firm of professional advisers and the then directors of the Company. Pursuant to these agreements, a total of 11 million shares of the Company's common stock were issued for $495,146. Of the 11 million shares, a total of 7,750,000 were issued to the following individuals and entities in settlement of liabilities totalling $462,656:


    The accompanying notes are an integral part of these financial statements

                         Little Prince Productions, Ltd.
                                and Subsidiaries

                        Notes to the Financial Statements
                               31st December 1994

18.      Major Shareholdings - Continued

                                Amount of                   Number of
       Name                     Liability                 Shares issues
   ------------------           ---------                 -------------
   Terence G. Galgey            $  83,352                   1,250,000
   William J. Peacock              98,103                   1,575,000
   Peter N. Chapman               100,648                   1,625,000
   Carl Kuehner                    46,354                     800,000
   John Milling                   134,199                   2,500,000


The remaining 3,250,000 shares were issued to Riparian for $32,500. Subsequent to 22nd August 1994, Riparian acquired an additional 3,000,000 shares of common stock, resulting in Riparian owning 25% of the issued and outstanding common stock of the Company. On 17th January 1995 Riparian transferred its entire holding to the Patchouli Foundation, a Liechtenstein Stiftung. As of 7th March 1995 the Patchouli Foundation owned 25% of the issued and outstanding common stock of the Company.

The Agreements also required, among other things, that Messrs. Galgey, Peacock, Kuehner and Tandet resign as directors of the Company, and that Messrs. Kirby and Jones be appointed as directors.

The Company also entered into an agreement on 22nd August 1994 to issue 500,000 shares to Mr. J. Tandet, at such time as the Company's certificate of incorporation is amended so as to increase its authorized capital stock, in consideration of Mr. Tandet's agreement to render extensive legal services in connection with certain litigation matters of the group. At the date of the signing of these financial statements, these shares have not been issued.




   The accompanying notes are an integral part of these financial statements

                                   APPENDIX A


                      FORM OF AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") dated as of ______________, 1996, by and between Little Prince Productions, Ltd., a New York corporation ("Little Prince"), and Atlantic Industries, Inc., a Colorado corporation and a wholly owned subsidiary of Little Prince ("Atlantic").

                              W I T N E S S E T H:

         WHEREAS, Little Prince has an authorized capitalization of (a) 25,000,000 shares of common stock, par value $.01 per share ("LP Common"), of which 24,999,236 shares are issued and outstanding on the date hereof and (b) no shares of Preferred Stock;

         WHEREAS, Atlantic has an authorized capitalization of (a) 40,000,000 shares of Common Stock, par value $.01 per share ("Atlantic Common"), of which 100 shares are issued and outstanding as of the date hereof and all of such shares are held by Little Prince, and (b) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding;

         WHEREAS, the respective Boards of Directors of Little Prince and Atlantic deem it advisable and in the best interest of each such corporation and its stockholders that Little Prince reincorporate in Colorado by means of a merger of such corporations as herein contemplated, and, in accordance therewith, that Little Prince be merged into Atlantic in the manner contemplated herein (the "Merger"), with Atlantic surviving and that the LP Common be exchanged for Atlantic Common, on the basis of one share of Atlantic Common for every 10 shares of LP Common, with the result that the holders of LP Common will become the holders of Atlantic Common upon consummation of the transactions provided for herein, and that such Merger be submitted to and approved and adopted by the holders of LP Common and by Little Prince as sole stockholder of Atlantic;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and subject to the conditions herein set forth and for the purpose of stating the terms and conditions of the Merger, the mode of effecting the same, the manner of converting the shares of LP Common issued and outstanding immediately prior to the filing of the Articles of Merger with the Secretary of the State of the State of Colorado and with the Department of State of the State of New York (the date and time of the last to occur of such filings being herein called the "Effective Date"), into shares of Atlantic Common, the manner of exchanging the shares of LP Common issued and outstanding immediately prior to the Effective Date for shares of Atlantic Common, and such other details and provisions as are deemed desirable, the parties hereto have agreed, subject to the terms and conditions hereinafter set forth and in accordance with the terms and provisions of the Colorado Business Corporation Act (the "Colorado Law") and the New York Business Corporation Law (the "New York Law"), as follows:

                                    ARTICLE I

                      MERGER OF LITTLE PRINCE AND ATLANTIC

         Section 1.01. On the Effective Date hereof, pursuant to the provisions of the Colorado Law and the New York Law, Little Prince and Atlantic shall be merged into a single corporation by Little Prince merging into Atlantic, with Atlantic surviving as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). Upon consummation of the Merger, the separate corporate existence of Little Prince shall cease and the Surviving Corporation shall become the owner, without transfer, of all rights, powers, assets, qualifications and property of Little Prince, and the Surviving Corporation shall become subject to all debts and liabilities of Little Prince in the same manner as if the Surviving Corporation had itself incurred them.

                                  Appendix A-1

         Section 1.02. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Atlantic Industries, Inc." The purposes, county where the principal office for the transaction of business shall be located, number and classification of directors, and capital stock of the Surviving Corporation shall be as appears in the Articles of Incorporation of Atlantic and as hereinafter set forth.

         Section 1.03. Charter and Bylaws of Atlantic. From and after the Effective Date and until thereafter duly amended as provided by law, the Articles in Incorporation of Atlantic and the Bylaws of Atlantic, in each case as in effect at the Effective Date, shall become the Articles of Incorporation and Bylaws of the Surviving Corporation.

         Section 1.04.  Directors and Officers of Atlantic.

                  (a) The number of directors in each class of directors of Atlantic immediately prior to the Effective Date shall be the number of directors in each class of directors of the Surviving Corporation, and the directors of Atlantic immediately prior to the Effective Date shall be the directors of the Surviving Corporation, to hold office in the same classes as in effect immediately prior to the Effective Date, in accordance with the Bylaws of the Surviving Corporation, until their respective successors are duly appointed or elected and qualified, or their prior death, resignation or removal.

                  (b) The officers of Little Prince immediately prior to the Effective Date shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified, or their prior resignation, removal or death.

                                   ARTICLE II

                         EXCHANGE AND ISSUANCE OF STOCK

         Section 2.01. The manner of effecting the Merger contemplated herein, including the conversion of the shares of LP Common issued and outstanding immediately prior to the Effective Date into shares of Atlantic Common shall be as follows:

                  (a) At the Effective Date each of the following transactions shall be deemed to occur simultaneously:

                             (i) Every 10 shares of LP Common issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and converted into and shall be one fully paid and non-assessable share of Atlantic Common.

                            (ii) All  shares of LP Common  which  shall  then be
                  held in Little Prince's treasury, if any, shall cease to exist, and all certificates representing such shares shall be cancelled by virtue of the Merger.

                           (iii) Each share of Atlantic Common  presently issued
                  in the name of Little Prince shall be cancelled and retired and shall resume the status of authorized and unissued shares of Atlantic Common and no shares of Atlantic Common or other securities of Atlantic shall be issued in respect thereof.

                  (b)      After the Effective Date:

                             (i) Each holder of a  certificate  or  certificates
                  representing issued and outstanding shares of LP Common (a "Former Holder"), may, but is not required to, surrender the same to American Stock Transfer & Trust Company, or such other agent or agents as may be appointed

                                  Appendix A-2
                  by Atlantic (the "Exchange Agent") for cancellation or transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing one shares of Atlantic Common for every 10 shares of LP Common previously represented by the stock certificates surrendered until so surrendered or presented for transfer, each certificate which, prior to the Effective Date, represented issued and outstanding shares of LP Common, shall be deemed and treated for all corporate purposes to represent the ownership of one-tenth (1/10) of a share of Atlantic Common for each share of LP Common represented by the certificate as though such surrender or transfer and exchange had taken place. The stock transfer books for LP Common Stock shall be deemed to be closed at the Effective Date with respect to each such share of LP Common, and no transfer of such shares shall thereafter be made on such books.

                            (ii) If any certificate for Atlantic Common is to be
                  issued in a name other than that in which the certificate for LP Common surrendered for exchange is registered, shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Atlantic Common in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the
                  Exchange Agent that such tax has been paid or is not applicable.

         Section 2.02. Dissenting Stockholders. Notwithstanding the provisions of Section 2.01, any outstanding shares of LP Common held by stockholders who shall have elected to dissent from the Merger and who shall have exercised and perfected appraisal rights with respect to such shares in accordance with
Section 623 of the New York Law ("Dissenting Stockholders") shall not be converted into shares of Atlantic Common but shall be entitled to receive only such consideration as shall be provided in said Section 623, except that LP Common outstanding on the Effective Date and held by a Dissenting Stockholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in said Section 623, shall be deemed converted, as the Effective Date, into such number of shares of Atlantic Common as such holder otherwise would have been entitled to receive as a result of the Merger.

                                   ARTICLE III

                              STOCKHOLDER APPROVAL

         Section 3.01. Approval by Stockholders of Little Prince. Little Prince shall duly convene the Special Meeting of Stockholders of Little Prince (the "Special Meeting") in connection with which, among other things, the approval by such stockholders of this Merger Agreement, and the transactions contemplated hereby, shall be solicited. Little Prince shall use its reasonable best efforts to obtain such approval.

         Section 3.02. Approval by Stockholders of Atlantic. Little Prince, as sole stockholder of Atlantic, shall consent in writing to the execution of this Merger Agreement prior to the Effective Date.


                                   ARTICLE IV

                           CLOSING CONDITIONS; CLOSING

         Section 4.01. Closing Conditions. The consummation of the Merger and the transactions set forth in this Merger Agreement are subject to the satisfaction on or prior to the Effective Date of the following conditions:

                                  Appendix A-3

                  (a) The transactions contemplated by this Merger Agreement shall have received the approval by affirmative vote of the holders of two-thirds of the shares of LP Common outstanding at the record date of the Special Meeting.

                  (b) The absence of any material pending or threatened litigation concerning the Merger or any other transaction contemplated by the Merger Agreement (unless such condition shall be waived by the Board of Directors of Little Prince);

                  (c) Statutory dissent and appraisal rights not having been exercised by the holders or more than 5% of the outstanding LP Common Stock (unless such condition shall be waived by the Board of Directors of Little Prince).

         Section 4.02. Closing. The closing under this Merger Agreement shall occur on the Effective Date at a place mutually convenient to all the parties hereto.

                                    ARTICLE V

                      TERMINATION OR ABANDONMENT OF MERGER

         This Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date by the Board of Directors of Little Prince, if the Board of Directors of Little Prince shall determine for any reason that the consummation of the transaction contemplated hereby would be inadvisable or not in the best interests of Little Prince and its stockholders.

                                   ARTICLE VI

                                   AMENDMENTS

         At any time prior to the Effective Date, the parties hereto may by written agreement amend, modify or supplement any provision of this Merger Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of Little Prince, it will materially and adversely affect the rights and interests of Little Prince's stockholders.

                                   ARTICLE VII

                                  GOVERNING LAW

         This Merger Agreement has been delivered in, and shall be construed under and in accordance with the laws of the State of New York except to the extent the laws of Colorado shall apply to the Merger.

                                  ARTICLE VIII

                                    HEADINGS

         The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

                                  Appendix A-4

                                   ARTICLE IX

                             SUCCESSORS AND ASSIGNS

         This Merger Agreement may not be assigned by either party without the consent of the other party hereto, and this Merger Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                                    ARTICLE X

                                  COUNTERPARTS

         For the convenience of the parties hereto, this Merger Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

                                   ARTICLE XI

                           EXTENSIONS OF TIME; WAIVERS

         Any time prior to the Effective Date the parties hereto may, by written agreement (a) extend time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any breach or inaccuracy in the representations and warranties contained in this Merger Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the covenants, conditions or agreements contained in this Merger Agreement, except as set forth in Section 4.01 hereof.

         IN WITNESS WHEREOF, Little Prince and Atlantic, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, each have caused this Merger Agreement to be executed by a duly authorized officer thereof, each of whom affirms the statements made herein by his respective company under penalty of perjury, and has further caused its respective corporate seal to be hereunto affixed, as of the date first above written.


                        Little Prince Productions, Ltd., a New York corporation



                        By __________________________________________________
                        Name:Adrian P. Kirby
                             ------------------------------------------------
                        Title:Chairman, President and Chief Executive Officer
                              -----------------------------------------------



                        Atlantic Industries, Inc., a Colorado corporation



                        By __________________________________________________
                        Name:Adrian P. Kirby
                             ------------------------------------------------
                        Title:Chairman, President and Chief Executive Officer
                              -----------------------------------------------


                                  Appendix A-5

                                   APPENDIX B
                                   ----------
                            ARTICLES OF INCORPORATION
                                       OF
                            ATLANTIC INDUSTRIES, INC.


         The undersigned incorporator, being a natural person of the age of eighteen years or more, hereby establishes a corporation pursuant to the statutes of the State of Colorado and adopts the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Atlantic Industries, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation shall have perpetual existence.

                                   ARTICLE III

                                    PURPOSES

         The purposes for which the Corporation is organized and its powers are as follows:

                  (a) To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be incorporated under Colorado law.

                  (b) To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                  (c) The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

                                   ARTICLE IV

                                  CAPITAL STOCK

         1. Authorized Stock. The total number of shares that the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which 40,000,000 may be issued as common stock and 10,000,000 as preferred stock, each with a par value of $.01 per share.

         2. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of common or preferred stock as a class or in series, and, by filing a certificate of designations, pursuant to the Colorado Business Corporation Act, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each

                                  Appendix B-1
such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

                  The  number  of  shares   constituting   any  series  and  the
         distinctive designation of that series;

                  The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

                  Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

                  Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

                  The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

         Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

         3. Voting. Each shareholder of record shall have one vote for each share of common stock outstanding in his name on the books of the Corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors of the Corporation.

         4. Quorum. At all meetings of shareholders, one-third of the shares entitled to vote at such meeting by a voting group, represented in person or by proxy, shall constitute a quorum.

         5. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for script, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         6. Liquidation. The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

                             Appendix B-2

                                    ARTICLE V

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by a board of directors, which shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

         The initial board of directors shall consist of the following members, who shall serve until the first annual meeting of shareholders and until their successors are elected and qualified:

   Director                                       Address

Adrian P. Kirby                      38 South Audley Street, Mayfair, London
                                     W1Y 5DH, England

Peter N. Chapman                     Satley House, Satley, Bishop Auckland,
                                     Co Durham DL13 4HU

Robert D. Evans                      38 South Audley Street, Mayfair, London
                                     W1Y 5DH, England



         The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                   ARTICLE VI

                     REGISTERED AGENT AND REGISTERED OFFICE

         The initial registered office of the Corporation shall be 1675 Broadway, Suite 1200, Denver, Colorado 80202, and the initial registered agent at such address shall be CT Corporation System.

                                   ARTICLE VII

                            INITIAL PRINCIPAL OFFICE

         The address of the initial principal office of the Corporation shall be 38 South Audley Street, Mayfair, London W1Y 5DH, England.

                                  ARTICLE VIII

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                  Appendix B-3

                                   ARTICLE IX

                                 INDEMNIFICATION

         The Corporation shall indemnify any person and his estate and personal representative against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Business Corporation Act, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, contract, resolution of the shareholders or directors, or otherwise, so long as such provision is legally permissible.

                                    ARTICLE X

                        NAME AND ADDRESS OF INCORPORATOR

         The name and address of the incorporator is as follows:

       Name                                      Address
       ----                                      -------
Brian D. Lewandowski                     717 17th Street, Suite 2900
                                         Denver, Colorado  80202



         Verified this 31st day of January 1996.



                                         /s/ Brian D. Lewandowski
                                         --------------------------------------
                                         Brian D. Lewandowski, Incorporator


                                  Appendix B-4

                                   APPENDIX C
                                   ----------
                                     BYLAWS
                                       OF
                            ATLANTIC INDUSTRIES, INC.


                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation shall be designated from time to time by the Corporation and may be within or outside of Colorado.

         The Corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held during each year on a date and at a time fixed by the board of directors of the Corporation (or by the president in the absence of action by the board of directors), beginning with the year 1996, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed by the board of directors for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

         A shareholder may apply to the district court in the county in Colorado where the Corporation's principal office is located or, if the Corporation has no principal office in Colorado, to the district court of the county in which the Corporation's registered office is located to seek an order that a shareholder meeting be held (a) if an annual meeting was not held within six months after the close of the Corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (b) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the Corporation pursuant to the Colorado Business Corporation Act, or the special meeting was not held in accordance with the notice.

         Section 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

         Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside

                                  Appendix C-1

Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the Corporation.

         Section 4. Notice of Meeting. Written notice stating the place, date and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that (a) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (b) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (a) an amendment to the articles of incorporation of the Corporation, (b) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired, (c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which this Corporation controls, in each case with or without the goodwill, (d) a dissolution of the Corporation, or (e) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the Corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

         If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address as shown on the Corporation's books and records.

         When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

         A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to (a) notice of or vote at any meeting of shareholders or any adjournment thereof, (b) receive distributions or share dividends, or (c) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record

                                  Appendix C-2
date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

         Section 6. Voting Lists. The secretary shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given, and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

         Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided
(a) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (b) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (c) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect,
(d) the records are directly connected with the described purpose, and (e) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

         Section 7. Recognition Procedure for Beneficial Owners. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (a) the types of nominees to which it applies, (b) the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (c) the form of certification and the information to be contained therein, (d) if the certification is with respect to a record date, the time within which the certification must be received by the Corporation, (e) the period for which the nominee's use of the procedure is effective, and (f) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the Corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

         Section 8. Quorum and Manner of Acting. One-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than one-third of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as

                                  Appendix C-3
originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

         If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form (a document, such as a proxy card, appointing the proxy) or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy (a document granting another person the right to vote the shareholders shares) by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment (the grant of authority) to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which is can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

         Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

         An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable proxy may nevertheless be revoked where: (a) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (b) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

         Subject to Section 11 and any express limitation on the proxy's authority appearing on the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares

                                  Appendix C-4
of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Business Corporation Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote.

         At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

         Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

         Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         Section 11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

                  1. the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  2. the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                  3. the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                  4. the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact or the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                  5. two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

                  6. the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 11.

                                  Appendix C-5

         The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Neither the Corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

         Section 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the Corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this
Section 12 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

         Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

         Section 13. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the articles of incorporation.

         Section 2. Number, Qualifications and Tenure. The number of directors of the Corporation shall be fixed from time to time by the board of directors, within a range of no less than 3 or more than 8. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the Corporation.

         Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Colorado Business Corporation Act.

         Section 3. Vacancies. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the Corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority

                                  Appendix C-6
of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any 2 directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the board of directors has so authorized.

         Section 6. Notice. Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (a) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (b) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

         A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  Appendix C-7

         Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (b) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (c) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

         Section 11. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (a) authorize distributions, (b) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (c) fill vacancies on the board of directors or any committee thereof, (d) amend articles of incorporation, (e) adopt, amend or repeal the Bylaws, (f) approve a plan of merger not requiring shareholder approval, (g) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (h) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

         Sections 4, 5, 6, 7, 8 and 12 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

         Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article III, Section 14 of these Bylaws.

         Section 12. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the secretary of the Corporation.

         Section 13. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

                                  Appendix C-8

         Section 14. Standard of Care. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the Corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 14.

         The designated persons on whom a director is entitled to rely are (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

         Section 1. General. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the Corporation.

         Section 2. Appointment and Term of Office. The officers of the Corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 3.

         Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

         Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

         Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or

                                  Appendix C-9
officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

         Section 5. President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the Corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other Corporation in which the Corporation holds any stock. On behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.

         Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

         Section 7. Secretary. The secretary shall (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the board of directors, (d) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar,
(e) maintain at the Corporation's principal office the originals or copies of the Corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent,
(g) authenticate records of the Corporation, and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may, however, respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

         Any books, records or minutes of the Corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

         Section 8. Treasurer. The treasurer shall be the principal financial officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the

                                  Appendix C-10

Corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the Corporation, and shall pay out of the Corporation's funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         The treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations.

                                    ARTICLE V

                                      STOCK

         Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the Corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act.

         Section 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property of benefit to the Corporation, including cash, promissory notes, services performed or other securities of the Corporation. Future services shall not constitute payment or partial payment for shares of the Corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

         Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

                                  Appendix C-11

         Section 4. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the board of directors.

         Except as otherwise expressly provided in Article II, Sections 7 and 11, and except for the assertion of dissenters' rights to the extent provided in the Colorado Business Corporation Act, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

         Section 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                       INDEMNIFICATION OF CERTAIN PERSONS

         Section 1. Indemnification. For purposes of Article VI, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in
Section 4 of this Article that he conducted himself in good faith and that he reasonably believed (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests, or (b) in all other cases (except criminal cases), that his conduct was at least not opposed to the Corporation's best interests, or (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this Corporation and not while acting on this Corporation's behalf for some other entity.

         No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a Corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

                                  Appendix C-12

         Section 2. Right to Indemnification. The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

         Section 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

         Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceedings, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (a) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (b) a vote of the shareholders.

         Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in
Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         Section 6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (a) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI, (b) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (c) a determination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

                                  Appendix C-13

         Section 7. Witness Expenses. The sections of this Article VI do not limit the Corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

         Section 8. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   ARTICLE VII

                             PROVISION OF INSURANCE

         By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the Corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 1. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words, "Seal, Colorado."

         Section 2. Fiscal Year. The fiscal year of the Corporation shall be as established by the board of directors.

         Section 3. Amendments. The board of directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The Shareholders also shall have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting or at any special meeting called for that purpose.

         Section 4. Gender. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

         Section 5. Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the Corporation's articles of incorporation or applicable law, the latter shall control.

                                  Appendix C-14

         Section 6. Definitions. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Colorado Business Corporation Act.

                                  The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws are the Bylaws of the Corporation that were duly adopted by the Board of Directors of the Corporation on ____________________, 1996



                                  ______________________________________________
                                  ____________________, Secretary


                                  Appendix C-15

                                   APPENDIX D
                                   ----------

                  NEW YORK BUSINESS CORPORATION LAW SECTION 623

623.     Procedure to enforce shareholder's right to receive payment for shares

                  (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

                  (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

                  (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

                  (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

                  (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                  (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

                  (g) Within  fifteen  days after the  expiration  of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the

                                  Appendix D-2
         making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

                  (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                           (1) The corporation  shall,  within twenty days after
                  the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                           (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                           (3) All dissenting shareholders, excepting those who,
                  as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                           (4) The court shall determine whether each dissenting
                  shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without reference to an appraiser or referee Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating  to the  fair  value  of the  shares  whether  or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                           (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                           (6) The final order shall  include an  allowance  for
                  interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment.


                                  Appendix D-3

                  In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                           (7) Each party to such proceeding  shall bear its own
                  costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation;
                  (C) that the corporation failed to institute the special preceding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                           (8) Within  sixty days after final  determination  of
                  the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

                  (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided an section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                  (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                           (1) Withdraw  his notice of election,  which shall in
                  such event be deemed withdrawn with the written consent of the corporation; or

                           (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                           (3) The  dissenting  shareholder  shall exercise such
                  option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation

                                  Appendix D-4
                  shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

                  (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                  (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

                  (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                  Appendix D-5

                                   PROXY CARD

                         LITTLE PRINCE PRODUCTIONS, LTD.


                     SPECIAL MEETING DATE: FEBRUARY 29, 1996
      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


         The undersigned shareholder of Little Prince Productions, Ltd. (the "Company"), a New York corporation, hereby constitutes and appoints Adrian P. Kirby and Mark Littlejohn, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according to the number of shares of the Company's $.01 par value common stock held of record by the undersigned on February 7, 1996, and as fully as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders to be held at 38 South Audley Street, Mayfair, London W1Y 5DH, England on Thursday, February 29, 1996 at 9:30 a.m. local time, and at any postponements or adjournments thereof.

         You have the opportunity to separately vote on Proposals 1 through 4 below, however, Proposals 1 and 2, and Proposals 3 and 4 are mutually contingent upon shareholder approval of each other. For example, if shareholders approve Proposal 1 but fail to approve Proposal 2, or approve Proposal 2 but fail to approve Proposal 1, neither Proposal 1 nor Proposal 2 will be adopted. The same result will occur in the event shareholders approve Proposal 3 but fail to approve Proposal 4; or approve Proposal 4 but fail to approve Proposal 3.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this proxy will be voted FOR each of the Proposals set forth on this Proxy.

Please mark boxes x in ink. Sign, date and return this Proxy promptly, using the enclosed envelope.

1. Proposal to approve a change in the Company's state of incorporation from New York to Colorado y means of a merger of the Company into Atlantic Industries, Inc. a newly organized Colorado corporation wholly owned by the Company.

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

2. Proposal to approve the terms of the merger agreement governing the merger of the Company into Atlantic Industries, Inc., which provides for, among other things, a 10 for 1 reverse stock split and an increase in the number of authorized shares from 25,000,000 to 50,000,000

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

3. Proposal to consent to and grant the Board of Directors authority, pursuant to its legally imposed fiduciary duties, to sell the common stock of LPPL Corp., the Company's wholly owned subsidiary.

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

4. Proposal to consent to and grant the Board of Directors authority, pursuant to its legally imposed fiduciary duties, to vote to dissolve LPPL Corp.

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

         The undersigned hereby acknowledges receipt of the Notice of a Special Meeting of Shareholders, dated February 9, 1996 and the Proxy Statement furnished therewith.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when singing.

                             Dated _______________________________________, 1996


                             ___________________________________________________
                             Authorized Signature

                             ___________________________________________________
                             Title

                             ___________________________________________________
                             Authorized Signature

                             ___________________________________________________
                             Title

         To save the Company additional vote solicitation expenses, please sign, date and return this Proxy promptly, using the enclosed envelope.

NON-VOTING INSTRUCTIONS

[ ] MEETING. Please check here to indicate that you plan to attend the Special Meeting of Shareholders on Thursday, February 29, 1996.